UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Altair Nanotechnologies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTAIR NANOTECHNOLOGIES INC.
204 Edison Way
Reno, Nevada 89502
U.S.A.

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

October 12, 2012

Dear Shareholder:

You are cordially invited to attend the annual and special meeting of shareholders of Altair Nanotechnologies Inc. (the “Company”) to be held at the Grand Sierra Resort, 2500 E. 2nd Street, Reno, Nevada 89502, on November 28, 2012, at 10:00 o'clock in the morning, Pacific Time.

The purposes of the meeting are to (I) elect seven directors (II) appoint Crowe Horwath LLP as our auditors and authorize the Audit Committee of the Board of Directors to fix the auditors’ remuneration,  (III) vote on a special resolution authorizing the Board of Directors of the Company to take all steps necessary to effect a consolidation of the common stock of the Company on the basis of a ratio to be selected and implemented by the Board of Directors, (IV) approve the March 2011 financing in order to eliminate restrictive covenants on future financing transactions,  and (V) to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

You will be asked to vote on a special resolution (the “Consolidation Resolution”) authorizing the Board of Directors of the Company, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before December 31, 2012, a consolidation (also known as a reverse split) of the common stock of the Company on the basis of a ratio within the range of one post-consolidation share of common stock for every two pre-consolidation shares of common stock (2:1) to one post-consolidation share of common stock for every ten pre-consolidation shares of common stock (10:1),with any fractional share that remains after all shares of common stock beneficially held by a holder of common stock have been consolidated being rounded up to a whole share of common stock, with the ratio to be selected and implemented by the Board of Directors in its sole discretion (the “Consolidation”).

The Consolidation is being proposed to potentially increase the market price of our common stock in order to (i) reduce the risk of Nasdaq Capital Market delisting the common stock as the Company has received a letter from the Nasdaq Capital Market indicating that the common stock may be delisted for failure to satisfy minimum bid price requirements if the closing bid price of the common stock has not equaled or exceeded $1.00 per share for at least 10 consecutive trading days by January 2, 2013; (ii) increase the number of eligible investors, as many brokers, investment advisors, institutional and other shareholders do not buy common stock priced below a certain threshold; and (iii) increase analyst, advisor and broker interest, as many analysts, advisors and brokers do not make recommendations with respect to common stock priced below a certain threshold.

Our Board of Directors has unanimously approved the Consolidation Resolution and recommended approval to the shareholders.  The approval and adoption of the Consolidation Resolution requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

We urge you to read the proxy materials in their entirety and to consider them carefully, including the effect that adopting or failing to adopt the proposals will have on shareholders.

Our Board of Directors unanimously recommends that you vote FOR each of the proposals described in this Proxy Statement.

It is important that your shares be represented at the annual and special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the special meeting, we urge you to vote promptly by returning the enclosed proxy card. You may revoke your proxy at any time before it has been voted.

Thank you for your cooperation and continued support.

Very truly yours, (Sgd.) Alexander Lee Chief Executive Officer

ALTAIR NANOTECHNOLOGIES INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual and special meeting (the "Meeting") of the shareholders of Altair Nanotechnologies Inc. (the "Company") will be held at the Grand Sierra Resort, 2500 E. 2nd Street, Reno, Nevada 89502, Wednesday, the 28th day of November 2012, at the hour of 10:00 o'clock in the morning (Pacific time) for the following purposes:

(1)           To elect seven directors;

(2)           To appoint Crowe Horwath LLP as our auditors and authorize the Audit Committee of the Board of Directors to fix the auditors’ remuneration;

(3)           To vote on a special resolution authorizing the Board of Directors of the Company to take all steps necessary to effect a consolidation of the common stock of the Company on the basis of a ratio to be selected and implemented by the Board of Directors;

(4)           To approve the March 2011 financing in order to eliminate restrictive covenants on future financing transactions; and

 (5)           To transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

 This notice is accompanied by a form of proxy, a proxy statement, and the annual report to shareholders of the Company containing the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2011.

Proxies to be used at the Meeting must be deposited at the office of the transfer agent not later than 48 hours (excluding Saturdays and holidays) before the time of holding the meeting.

Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy so that as large a representation as possible may be had at the Meeting.

BY: ORDER OF THE BOARD (Sgd.) Alexander Lee Chief Executive Officer

October 12, 2012

ALTAIR NANOTECHNOLOGIES INC.
204 Edison Way
Reno, Nevada 89502
U.S.A.

PROXY STATEMENT

(All dollar amounts expressed herein are U.S. dollars)

This Proxy Statement is dated October 12, 2012 and
is first being mailed to shareholders on or about October 19, 2012

INTRODUCTION

This introduction highlights selected information appearing elsewhere in this Proxy Statement and does not contain all the information that you should consider in making a decision with respect to the proposals described in this Proxy Statement. You should read this introduction together with the more detailed information in this Proxy Statement and any documents delivered with this Proxy Statement. Unless otherwise provided in this Proxy Statement, references to the “Company,” “we,” “us,” and “our” refer to Altair Nanotechnologies Inc. and all of its consolidated subsidiaries.

Set forth below in a question and answer format is general information regarding the Annual and Special Meeting of Shareholders on November 28, 2012 to which this Proxy Statement relates (the “Meeting”). This general information regarding the Meeting is followed by a more detailed summary of the process relating to, reasons for and effects of the proposed consolidation described in this Proxy Statement.

Questions and Answers about the Meeting and Proposals

Q.           Where and when will the Meeting be held?

A.            The Meeting will be held at the Grand Sierra Resort, 2500 E. 2nd Street, Reno, Nevada 89502, Wednesday, the 28th day of November 2012, at the hour of 10:00 o'clock in the morning (Pacific time).

Q.           What are the purposes of the Meeting?

 A.           The purposes of the Meeting are

•	to elect seven directors;
•	to appoint Crowe Horwath LLP as our auditors and authorize the Audit Committee of the Board of Directors to fix the auditors’ remuneration;
•
to vote on a special resolution authorizing the Board of Directors of the Company to take all steps necessary to effect a consolidation of the common stock of the Company on the basis of a ratio to be selected and implemented by the Board of Directors;

•	to approve the March 2011 financing in order to eliminate restrictive covenants on future financing transactions ; and
•	to transact such other business as is proper at the Meeting.

Q.           Will any other matters be voted on?

A.           The Board does not intend to present any other matters at the Meeting. The Board does not know of any other matters that will be brought before our shareholders for a vote at the Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to Alexander Lee and, failing him, Stephen Huang, or your indicated nominee as proxies, with full power of substitution, to vote on such matters at their discretion.

Q.           Who is soliciting my vote?

A.           Our Board of Directors is soliciting your proxy to vote at the Meeting.  Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this Proxy Statement and all information included with this Proxy Statement.

Q.           Who is entitled to vote?

A.           The record date for the determination of shareholders entitled to receive notice of the Meeting is October 12, 2012. We will prepare a list of the holders of our common stock as of the record date.

Q.           What are the voting recommendations of the Board of Directors?

A.           The Board of Directors recommends the following votes:

•	FOR proposal No. 1, the election of the nominated directors;

•	FOR proposal No. 2, the appointment of Crowe Horwath LLP as our auditors for 2012 and the authorization of our Audit Committee of the Board of Directors to fix the auditors’ remuneration;

•	FOR proposal No. 3, the Consolidation Resolution; and

•	FOR proposal No. 4, to approve the March 2011 financing in order to eliminate restrictive covenants on future financing transactions..

Q.           How will the Board determine the specific consolidation ratio?

A.           The Board’s selection of the specific consolidation ratio will be based primarily on the price level of our common stock at that time and the expected stability of that price level. We expect that the primary focus of the Board in determining the consolidation ratio will be to select a ratio it believes is likely to result in increased marketability and liquidity of our common stock and to encourage interest and trading in our common stock. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying into companies whose stock is less than $5 per share, and in some cases, $10 per share, and many brokers tend to be discouraged from recommending low-priced stocks to their customers. We also believe that certain other investors are dissuaded from purchasing low-priced stocks.

In addition, in selecting the specific consolidation ratio, the Board will be mindful of the listing requirements of the Nasdaq Capital Market that require, among other things, that issuers maintain a minimum closing bid price of at least $1.00 per share. On January 6, 2012, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the bid price of the Company’s common stock for the last thirty consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 5550(a) (2).  The Company was provided an initial grace period of 180 calendar days, or until July 5, 2012. At the close of the grace period, the Company had not regained compliance with the $1.00 per share minimum bid requirement but did quality for an additional 180 calendar extension until January 2, 2013, to regain compliance.   If at any time before January 2, 2013, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days (subject to increase to 20 consecutive business days in Nasdaq’s discretion), the Company will be in compliance with the minimum bid price provisions Nasdaq Marketplace Rule 5550(a)(2).  If compliance with the minimum bid price rule is not demonstrated by January 2, 2013, Nasdaq will provide written notification that the Company’s will be delisted, subject to the Company’s right to appeal.  The Board expects to select a consolidation ratio that causes the immediate post consolidation market price for the common stock to be well above $1.00 per share.

The Board will also consider whether investors and certain other parties, such as our customers, would expect our stock price to be in line with other major widely held companies, including our competitors. We expect that the Board will consider the recent volatility of our common stock and will take this into account in determining a consolidation ratio, so that even if our stock price remains volatile, it would have a chance at remaining above a price at which the Board feels our stock is attractive to investors, and therefore the Board will, in consultation with its advisors, consider: the recent market prices and trading history of our common stock; the outlook for the market price of our common stock, and the marketability of our common stock, or common stock linked instruments, in any potential equity financing; and the price of our common stock following any such financing.

Reducing the number of outstanding shares of common stock through the Consolidation is intended, absent other factors, to increase the market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Consolidation, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Consolidation or that the market price of our common stock will not decrease in the future. Additionally, the market price per share of our common stock after a Consolidation may not increase in proportion to the reduction in the number of shares of our common stock outstanding before the Consolidation.

Q.           What happens if the shareholders do not approve Proposal No. 3 regarding the Consolidation?

A.           If Proposal No. 3 regarding the Consolidation is not approved by the shareholders, the Board would not be permitted to effect the Consolidation.  As part of the Consolidation, the number of outstanding shares held by each shareholder would be reduced consistent with the selected consolidation ratio (between 2:1 and 10:1).  This would not occur if the Consolidation were not approved by the shareholders.  The reduction in outstanding shares of common stock is intended, however, to cause a proportionate increase in the market price of the common stock.  This is intended to raise the market price above the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market and to otherwise increase the marketability and liquidity of our common stock.   If the Consolidation is not approved by the shareholders, the Company would be required to rely on market forces, rather than the Consolidation, to timely satisfy the $1.00 minimum bid price requirement and to increase the marketability and liquidity of the common stock, which may or may not occur.  Even if the Consolidation is implemented, there can be no assurance that the Consolidation will result in an increase in the market price of the common stock or that the market price of the common stock will not decrease in the future.

 Q.           What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.           Many shareholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record, and these Proxy Statement materials are being sent directly to you by us. You may vote the shares registered directly in your name by completing and mailing the proxy card or by written ballot at the Meeting.

Beneficial Owner — If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these Proxy Statement materials are being forwarded to you by your bank or broker, which is considered the shareholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the shareholder of record. Your bank or broker has enclosed a voting instruction card providing directions for how to vote your shares.

Q.           How do I vote?

A.           If you are a shareholder of record, there are two ways to vote:

• By completing and mailing your proxy card or

• By written ballot at the Meeting.

Shareholders who are not shareholders of record and who wish to deliver proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, shareholders who are not shareholders of record will either: (i) be provided with a proxy executed by the intermediary, as the shareholder of record, but otherwise uncompleted and the beneficial owner may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the shareholder of record, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the beneficial owner.

Q.           Can I change my vote or revoke my proxy?

A.           A shareholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing, including another proxy bearing a later date, executed by the shareholder or by the shareholder’s attorney authorized in writing either (i) at the Company’s principal office located at 204 Edison Way, Reno, Nevada, 89502 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof or (ii) with the chairman of such Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law.

Q.           How are proxies being solicited and who pays for the solicitation of proxies?

A.           Proxies will be solicited by mail and also may be solicited personally, by email, by facsimile or by telephone.  Proxies will be solicited by officers and employees of the Company without additional compensation.

The cost of solicitation by management will be borne directly by the Company.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the common stock of the Company held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred by them in connection therewith.

Q.           What is the quorum requirement of the Meeting?

A.           One-third of the outstanding shares of common stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Meeting.

Q.           What vote is required to approve each proposal?

A.           Proposal No. 1, election of directors – the seven nominees with the highest number of votes will be elected.

Proposal No. 2, appointment of auditors – the appointment of the auditors and the authorization of the Audit Committee of the Board of Directors to fix the auditors’ remuneration requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote in respect of the resolution.

Proposal No. 3, the Consolidation Resolution, requires an affirmative vote, in person or by proxy, by a majority of the outstanding shares of common stock

Proposal No. 4, approval of the March 2011 financing requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote in respect of the resolution.

Q.           What are broker non-votes?

A.           Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. Broker non-votes will not affect the outcome of any of the proposals, assuming that a quorum is obtained.

Q.           Will my shares be voted if I do not provide my proxy?

A.           Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable securities rules to cast votes on certain “routine” matters if they do not receive instructions from their customers.

The ratification of the independent registered accounting firm is considered a routine matter for which brokerage firms may vote unvoted shares. The election of directors and the two other proposals are not considered routine matters under current securities rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It should be noted that securities rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, given this recent change, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q.           Who can attend the Meeting?

A.           All registered shareholders, their duly appointed representatives, our directors and our auditors are entitled to attend the Meeting.

Q.           I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, Proxy Statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A.           If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.  If you are a shareholder of record contact Stephen Huang, Chief Financial Officer, by phone at (775) 858-3714 or by mail to P.O. Box 10630, Reno, Nevada, U.S.A. 89510-0630.

Q.           Multiple shareholders live in my household, and together we received only one copy of this Proxy Statement and annual report. How can I obtain my own separate copy of those documents for the Meeting?

A.           You may pick up copies in person at the Meeting or download them from our Internet web site, www.cfpproxy.com. If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and are a shareholder of record, we will mail them promptly if you request them from Stephen Huang, Chief Financial Officer by phone at (775) 858-3714 or by mail to P.O. Box 10630, Reno, Nevada, U.S.A. 89510-0630. We cannot guarantee you will receive mailed copies before the Meeting.

Q.           Where can I find the voting results of the Meeting?

A.           We are required to file the voting results on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) promptly following the Meeting, and thereafter they can be found on our website at www.altairnano.com (select the link to SEC Filings on the Investor Relations page).

Q.           Who can help answer my questions?

A.           If you have questions about the Meeting or if you need additional copies of the Proxy Statement or the enclosed proxy card you should contact:

Stephen Huang, Chief Financial Officer
P.O. Box 10630
Reno, Nevada  89510-0630 U.S.A.
(775) 858-3714

THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on November 28, 2012.  The Company’s Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2011 are available on the Internet at http:// www.cfpproxy.com/7149.
Solicitation of Proxies

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ALTAIR NANOTECHNOLOGIES INC. OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ENCLOSED NOTICE OF MEETING.  This Proxy Statement, the Notice of Meeting and the accompanying form of proxy and the Annual Report of the Company for the year ended December 31, 2011 are first being mailed to the shareholders of the Company on or about October 19, 2012. Solicitation will be by mail, but proxies may also be solicited personally, by email, by facsimile or by telephone by officers and employees of the Company without additional compensation.

The cost of solicitation by management will be borne directly by the Company.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the common stock of the Company held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are officers and/or directors of the Company.  A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM AT THE MEETING MAY DO SO either by inserting such person’s name in the blank space provided in that form of proxy or by completing another proper form of proxy and, in either case, depositing the completed proxy at the office of the transfer agent indicated on the enclosed envelope not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting, or by delivering the completed proxy to the chairman of the Board of Directors on the day of the Meeting or adjournment thereof.

A proxy given pursuant to this solicitation may be revoked by instrument in writing, including another proxy bearing a later date, executed by the shareholder or by his attorney authorized in writing, and deposited either at the Company’s principal office located at 204 Edison Way, Reno, Nevada, 89502, U.S.A. at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting, or adjournment thereof, or in any other manner permitted by law.

Voting of Proxies

THE SHARES OF COMMON STOCK REPRESENTED BY A DULY COMPLETED PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, SUCH SHARES OF COMMON STOCK WILL BE VOTED ACCORDINGLY.  UNLESS OTHERWISE INDICATED ON THE FORM OF PROXY, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOR OF PERSONS DESIGNATED IN THE PRINTED PORTION OF THE ENCLOSED FORM OF PROXY WILL BE VOTED (I) TO ELECT MANAGEMENT’S SEVEN NOMINEES FOR DIRECTOR,(II) TO APPOINT CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012, (III)TO APPROVE THE CONSOLIDATION RESOLUTION,AND (IV) TO APPROVE THE MARCH 2011 FINANCING IN ORDER TO ELIMINATE RESTRICTIVE COVENANTS ON FUTURE FINANCING TRANSACTIONS.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of Meeting, or other matters which may properly come before the Meeting.  At the time of printing this Proxy Statement, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

Voting Securities and Principal Holders of Voting Securities

The authorized capital of the Company consists of 200,000,000 shares of common stock, par value $0.001.  As of September 30, 2012, the Company had 69,537,911 shares of common stock issued and outstanding.

The Company shall make a list of all persons who are registered holders of common stock as of the close of business on October 12, 2012 (the “Record Date”) and the number of shares of common stock registered in the name of each such person on that date.  Each shareholder is entitled to one vote for each share of common stock registered in his name as it appears on the list.

One-third of the outstanding shares of common stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Meeting.  Abstentions will be counted as “represented” for purposes of determining the presence or absence of a quorum.  Complete broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on any of the matters to be considered at the Meeting, will not be counted as “represented” for the purpose of determining the presence or absence of a quorum.

To the knowledge of the directors and executive officers of the Company, as of September 30, 2012, only one holder, Canon Investment Holdings Limited and Affiliates, directly or indirectly, exercises control or direction of over more than 10% of the shares of common stock outstanding.  According to a Form 3 filed by Canon Investment Holdings Limited and Affiliates on October 12, 2011, the affiliate group beneficially owns 37,036,807 shares of common stock representing 53.3% of the outstanding shares of common stock as of September 30, 2012.

Under the Delaware General Corporation Law and the Company’s bylaws:

•	Proposal No. 1, election of directors – the seven nominees with the highest number of votes will be elected.

Neither broker non-votes or abstentions will have the effect of being considered as votes cast against this proposal.

•
Proposal No. 2, appointment of auditors – the appointment of the auditors and the authorization of the Audit Committee of the Board of Directors to fix the auditors’ remuneration requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote in respect of the resolution.

Broker non-votes will not have the effect of being considered as votes cast against this proposal.  Abstentions will have the effect of being considered as votes cast against this proposal.

•	Proposal No. 3, the Consolidation Resolution, requires the affirmative vote, in person or by proxy, by a majority of the outstanding stock entitled to vote thereon.

Broker non-votes and abstentions will have the effect of being considered as votes cast against this proposal.

•	Proposal No. 4, approval of the March 2011 financing requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote in respect of the resolution.

Broker non-votes will not have the effect of being considered as votes cast against this proposal.  Abstentions will have the effect of being considered as votes cast against this proposal.

PROPOSALS TO BE ACTED UPON

1.  ELECTION OF DIRECTORS

Our bylaws provide that our Board consists of a minimum of three and maximum of fifteen directors, to be elected annually, with the exact number to be determined by the Board subject to certain restrictions.  The number of directors is currently set at seven.  Each director will hold office until the next annual meeting or until his successor is duly elected and qualified, unless his office is earlier vacated in accordance with our bylaws.

The Compensation, Nominating and Governance Committee has recommended, and the directors have determined, that seven directors are to be elected at the meeting.  Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the meeting, PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

The Board, upon the recommendation of the Compensation, Nominating and Governance Committee, recommends the following nominees for election as directors, in accordance with the Compensation, Nominating and Governance Committee Charter (available at www.altairnano.com):

●	Yincang Wei
●	Alexander Lee
●	Liming (Albert) Zou
●	Guohua Sun
●	Zhigang (Frank) Zhao
●	Jun (Eddie) Liu and
●	Hong Guo.

The Compensation, Nominating and Governance Committee have reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our shareholders. Once a quorum is established, the seven nominees receiving the highest number of votes will be elected.

The Board recommends that the Shareholders vote FOR the election of  Yincang Wei, Alexander Lee, Liming (Albert) Zou, Guohua Sun, Zhigang (Frank) Zhao, Jun (Eddie) Liu and Hong Guo.

2.  APPOINTMENT OF AUDITORS

The Audit Committee has nominated Crowe Horwath LLP for reappointment as our auditors for the 2012 fiscal year. The appointment of the auditors and the authorization of the Audit Committee of the Board to fix the auditors’ remuneration requires a majority of the votes cast on the resolution, be in favor of the resolution.

The Board recommends that the shareholders vote FOR the appointment of Crowe Horwath LLP as our auditors.

3.  THE CONSOLIDATION

The Board has proposed the approval of the Consolidation Resolution, which authorizes the Board, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before December 31, 2012, a consolidation of the common stock of the Company on the basis of a ratio within the range of one post-consolidation share of common stock for every two pre-consolidation shares of common stock to one post-consolidation share of common stock for every ten pre-consolidation shares of common stock (with any fractional share that remains after all shares beneficially held by a holder of the shares of common stock have been consolidated being rounded up to a whole share of common stock), with the ratio to be selected and implemented by the Board in its sole discretion.  A copy of the Consolidation Resolution is attached hereto as Appendix A.

The Board recommends that the shareholders vote FOR the approval of the Consolidation Resolution authorizing the Board to take all steps necessary to effect a consolidation of the common stock of the Company.

4.  THE REMOVAL OF RESTRICTIVE COVENANT FROM 2011 FINANCING.

On March 28, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) relating to sale and issuance to institutional investors (the “Investors”) of up to 3,600,000 shares of common stock and warrants to purchase at an exercise price of $2.56 per share up to an aggregate of 1,800,000 shares of common stock.  The issuance of shares and warrants under the Purchase Agreement closed on March 30, 2012. Additionally, because the transaction (the “Canon Transaction”) contemplated by the Share Subscription Agreement dated September 20, 2010, as amended, with Canon Investment Holdings Limited did not close by July 17, 2011, a purchase price adjustment was triggered, and the Company issued an additional 1,800,000 shares of common stock to the Investors in July 2011.  We refer to the sale and issuance of shares and warrants pursuant to the Purchase Agreement as the “March 2011 financing.”

The Purchase Agreement includes a restrictive covenant that precludes the Company from issuing any new shares of common stock at an effective price per share of less than $2.23 until the earlier to occur of March 30, 2013 and the date that we obtain shareholder approval for the March 2011 Financing.  We believe that we may require additional capital to fund our operations or capital project prior to March 30, 2013, for which we may need to issue new shares of Common Stock at prices below $2.23.  For this reason, we are seeking shareholder approval of the March 2011 Financing.

The importance of shareholder approval to the Investors, and the reason the Investors agreed that the restrictive covenant related to the issuance of shares below $2.23 would lapse upon receipt of shareholder approval arises from the requirements of Nasdaq Marketplace Rule 5635(d), which  requires shareholder approval for private placements of common stock (or securities convertible into common stock, such as the warrants) at a price less than the greater of book or market value which placement equals 20% or more of the shares of common stock outstanding prior to such issuance.  The shares of common stock issued at closing and as a result of the delayed closing of the Canon Transaction were issued at a discount from the $2.23 pre-pricing closing marking price and represented 19.9% of the pre-pricing closing outstanding common stock.  The warrants were excluded from the 20% calculation because the initial exercise price of $2.56 per share is above the $2.23 reference market price.  In addition, although the warrant includes antidilution provisions under which the exercise price of the warrants will be reduced to match any subsequent lower price at which the Company issues common stock, a provision in the warrants prohibits the exercise price from falling below $2.23 per share unless the March 2011 financing is submitted to, and approved by, the shareholders of the Company.  Accordingly, if the shareholders approve the March 2011 Financing, not only will the restrictions on sales of common stock by the Company at an effective price of less than $2.23 per share lapse,  but the floor limiting the antidilution provision in the warrants will be eliminated.

In order to manage its cash flow and invest in potential projects in the United States and China, we believe that Company needs the option of raising additional capital prior to March 30, 2013.  Accordingly, despite the benefit the investors will receive from such shareholder approval, the Board of Directors recommends approval of the March 2011 Financing.

The Board recommends that the shareholders vote FOR approval of the March 2011 Financing in order to eliminate restrictive covenants on future financing transactions.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our bylaws provide that our Board shall consist of a minimum of three and maximum of fifteen directors, to be elected annually, with the exact number to be determined by the Board subject to certain restrictions.  The number of directors is currently set at seven.  Each director will hold office until the next annual meeting or until his successor is duly elected and qualified, unless his office is earlier vacated in accordance with our bylaws.

The Compensation, Nominating and Governance Committee has recommended, and the Board has determined, that seven directors are to be elected at the meeting.  Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the meeting, PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

The Board, upon the recommendation of the Compensation, Nominating and Governance Committee, recommends the following nominees for election as directors, in accordance with the Compensation, Nominating and Governance Committee Charter (available at www.altairnano.com): Yincang Wei, Alexander Lee, Liming (Albert) Zou, Guohua Sun, Zhigang (Frank) Zhao, Jun (Eddie) Liu and Hong Guo. The Compensation, Nominating and Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our shareholders. Once a quorum is established, the seven nominees receiving the highest number of votes will be elected.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTORS NOMINATED FOR ELECTION.

Director Nominees

Certain information with respect to the seven nominees of the Board for election as directors is set forth in the table below:

Name & Province/State and Country	Office with Company	Period of Service as a Director	Number of shares of common stock Beneficially Owned or Over Which Control or Direction is Exercised as of September 15, 2012 (1)
Yincang Wei Zhuhai, Guangdong, China	Director (B)	Since July 22, 2011	37,036,807(2)
Guohua Sun Zhuhai, Guangdong, China	Director (B)	Since July 22, 2011	None
Jun (Eddie) Liu British Columbia ,Canada	Director (B)	Since July 22, 2011	None
Liming (Albert) Zou British Columbia, Canada	Director and President	Since July 22, 2011	None
Zhigang (Frank) Zhao Beijing, China	Director (A)	Since July 22, 2011	None
Alexander Lee California, U.S.A	Chief Executive Officer and Director (A)	Since December 2009	None(3)
Hong Guo British Columbia ,Canada	Director (A)	Since October 15, 2011	None

(A)	Members of the Audit Committee. The Board of Directors is seeking a new director to replace Alex Lee as a member of the Audit Committee, as of the date of the Meeting.
(B)	Members of the Compensation, Governance and Nominating Committee.

(1)
The information as to common stock beneficially owned or over which control or direction is exercised is not within the knowledge of the Company and has been furnished by the respective nominees individually.  This information includes all shares of common stock issuable pursuant to the exercise of options that are exercisable within 60 days of September 15, 2012.  This information does not include any shares of common stock subject to options that are not exercisable within 60 days of September 15, 2012 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the common stock, outside of the control of the optionee.

(2)
Represents shares owned of record by Energy Storage Technology (China) Group Ltd, a Hong Kong corporation.  Such shares are beneficially owned by Energy Storage Technology (China) Group Ltd, a Hong Kong corporation, Canon Investment Holdings Limited, a Hong Kong corporation, Mr. Yincang Wei, the Executive Director and sole stockholder of Canon,  Zhuhai Jiamei Energy Technology Co., Ltd., a company organized under the laws of China, and Zhuhai Yintong Energy Co., Ltd., a Hong Kong corporation.   Yincang Wei has voting and investment power with respect to such shares. Information based on a Schedule 13D filed by such persons on October 12, 2011.

(3)
As an employee of Al Yousuf LLC, Mr. Lee assigns any shares of common stock subject to options or common stock awards earned in connection with his Director’s seat to Al Yousuf LLC.  As such, Mr. Lee does not have voting or disposition rights over the shares of common stock awarded to him.

Set forth below is certain information with respect to each of the directors of the Company who is nominated for election at the meeting and each of the executive officers of the Company, including their principal occupations for the past five years.

Yincang Wei
Age:	53
Director Since:	July 2011
Committees:	Compensation, Governance and Nominating Committee
Principal Occupation:	Chairman, Canon Investment Holdings Limited, Zhuhai Yintong Energy Company Ltd. and Guangdong Yintong Investment Holdings Group Co., Ltd.
Experience:
Mr. Yincang Wei has served as the chairman of Canon Investment Holdings Limited, Zhuhai Yintong Energy Company Ltd. and Guangdong Yingtong Investment Holdings Group Co., Ltd. from 2004 until the present time.  Prior to that, Mr. Wei served as the chairman of Nan-Ming-He Iron Ore Limited, a company engaged in the business of iron mine operations.  Mr. Wei also previously served in various senior management positions at Hebei Yinda Transportation Industrial Group, Hong Kong Dalong Investment Holdings Limited, Transportation Industrial Group Corporation, and Transportation Safety Equipment Factory.

Mr. Wei graduated from Xi’an Highway University with a degree in engineering.  Mr. Wei has also pursued further education in Transportation Management and Vehicle Inspection and Testing at Xi’an Highway University.

Specific Qualifications
Mr. Wei was appointed to the Board pursuant to a covenant in an agreement between the Company and Canon.  Pursuant to the covenant, the Board of the Company is required, except where legal or fiduciary duties would require otherwise, to appoint a number of directors nominated by Canon representing a majority of the Board.

Alexander Lee
Age:	46
Director Since:	December 2009
Committees:	Audit Committee until the Meeting
Principal Occupation:	Chief Executive Officer of the Company. Mr. Lee is also Managing Director of Al Yousuf, LLC and CEO of Phoenix Cars LLC.
Experience:
Mr. Lee was named as Interim Chief Executive Officer of the Company in April 2012, and was named as Chief Executive Officer of the Company in August 2012.

Prior to joining the Company, Mr. Lee served as managing director of Al Yousuf, LLC, a Dubai-based company that operates a range of businesses in the electronics, information technology, transportation and real estate sectors. Mr. Lee joined Al Yousuf, LLC as a managing director in December 2009. From August 2010 to the present, Mr. Lee also served as CEO of Phoenix Cars LLC (“Phoenix Motorcars”), an electric vehicle developer. Phoenix Cars LLC is a wholly-owned subsidiary of Al Yousuf LLC, which acquired the operating assets of Phoenix MC Inc. in August 2009. Mr. Lee also held executive level positions at Phoenix MC, Inc. from December 2007 to October 2009.

Prior to Phoenix MC, Inc., Mr. Lee worked at Rapiscan Systems (Nasdaq: OSIS), a developer, manufacturer and distributor of x-ray, gamma-ray and computed tomography products. Mr. Lee was vice president of strategic planning at Rapiscan from February 2006 to December 2007. Mr. Lee joined Rapiscan as the head of its contracts and proposals group in October 2003.

Mr. Lee earned a bachelor of arts degree from Brown University and a juris doctorate degree from the King Hall School of Law at University of California Davis.

Specific Qualifications
Mr. Lee was originally appointed to the Board of Directors pursuant to a covenant in the Stock Purchase and Settlement Agreement with Al Yousuf, LLC, as amended.  Pursuant to the covenant, the Board of Directors is required, except where legal or fiduciary duties would require otherwise, to appoint one person to the Board of Directors nominated by Al Yousuf, LLC.

Liming (Albert) Zou
Age:	49
Director Since:	July 2011
Committees:	None

Principal Occupation: Experience:
President of the Company

Mr. Zou was appointed as President of the Company in April 2012.  Mr. Zou previously served as Chief Executive Officer of YuView Holdings Ltd. and President of the Company; from 2009 to 2012.  Mr. Zou previously served as Vice President for Asian Coast Development Ltd. from 2007 to 2008.  In this position Mr. Zou had primary responsibility for marketing and business development in China.  Mr. Zou served as Executive Director of SI-TECH Information Technology Ltd. from 2005 to 2007, where he was responsible for corporate financing and mergers & acquisitions.  From 2004 to 2005, Mr. Zou served as a Director of Confederal Finance Corp.

Mr. Zou earned his bachelor’s degree in science from Beijing University of Post and Telecommunications and earned his master’s degree in science from the Graduate School of China Academy of Posts & Telecommunications.  He also earned a master’s degree in business administration from the Richard Ivey School of Business at the University of Western Ontario, Canada.

Specific Qualifications
Mr. Zou was appointed to the Board pursuant to a covenant in an agreement between the Company and Canon.  Pursuant to the covenant, the Board of the Company is required, except where legal or fiduciary duties would require otherwise, to appoint a number of directors nominated by Canon representing a majority of the Board.

Guohua Sun
Age:	36
Director Since:	July 2011
Committees:	Compensation, Governance and Nominating Committee
Principal Occupation:	General Manager, Canon Investment Holdings Limited and Guangdong Yintong Investment Holdings Group Co., Ltd; Director, Zhuhai Yintong Energy Company Ltd.
Experience:
Mr. Sun has served as the General Manager of Canon Investment Holdings Limited and Guangdong Yintong Investment Holdings Group Co., Ltd. from April 2005 to the present and also currently serves as a director of Zhuhai Yintong Energy Company Ltd.  Prior to that, Mr. Sun served as General Manager of Beijing Yinda Transportation Investment Limited from 2003 to 2005, prior to that time, as Vice General Manager from 2001 to 2003.  Mr. Sun also served as Vice General Manager of Nan-Ming-He Iron Ore Limited from 2001 to 2003.

Mr. Sun graduated with a degree in business administration from Handan University and with a master’s degree in business administration from the University of Wales.

Specific Qualifications
Mr. Sun was appointed to the Board pursuant to a covenant in an agreement between the Company and Canon.  Pursuant to the covenant, the Board of the Company is required, except where legal or fiduciary duties would require otherwise, to appoint a number of directors nominated by Canon representing a majority of the Board.

Jun (Eddie) Liu
Age:	57
Director Since:	July 2011
Committees:	Compensation, Governance and Nominating Committee
Principle Occupation:	General Manager of Vantech Enviro Plastics Corp. Canada
Experience:
Mr. Liu currently serves as the General Manager of Vantech Enviro Plastics Corp. Canada, a company focused on the development and production of plastic film products. Mr. Liu previously served as Marketing and Sales Director for Morgan Grandview Group (Canada) from November 2008 to October 2009.  In this position Mr. Liu had primary responsibility for marketing development, business management and product sales in Canada and the United States.  Mr. Liu served as Account Manager and then as Authorized Supervisor at JNE (Canada) from September 2004 to December 2007.

Mr. Liu earned his bachelor’s degree in chemistry from Beijing University and a certificate of executive in marketing strategy from the State University of New York at Buffalo.

Specific Qualifications
Mr. Liu was appointed to the Board pursuant to a covenant in an agreement between the Company and Canon.  Pursuant to the covenant, the Board of the Company is required, except where legal or fiduciary duties would require otherwise, to appoint a number of directors nominated by Canon representing a majority of the Board.

Zhigang (Frank) Zhao
Age:	52
Director Since:	July 2011
Committees:	Audit Committee
Principal Occupation:	Chief Financial Officer, Borqs International Holding Corporation
Experience:
Mr. Zhao works for Borqs International Holding Corporation, a technology company that provides Android software and end-to-end service platform solutions  from September 2012. Mr. Zhao previously served as chief financial officer for KingMed Diagnostics, an independent medical testing service company through May 2012. Prior to joining KingMed in January 2011, Mr. Zhao served as chief financial officer for Simcere Pharmaceutical Group (NYSE: SCR) from October 2006 to January 2011.  Mr. Zhao served as chief financial officer for Sun New Media/Hurray in China from September 2005 to October 2006, as controller for Faro Technology (Nasdaq: FARO) in the United States from September 2003 to August 2005, and as vice president of finance for 800 Travel (USA), an Introwest Company from June 1997 to August 2003.  Prior to that, Mr. Zhao worked at Price Waterhouse Coopers in the United States as a senior auditor from September 1993 to May 1997.

Mr. Zhao earned his bachelor’s degree in economics from Beijing University and his master of business administration from the University of Hartford. Mr. Zhao is a member of the American Institute of Certified Public Accountants.

Other Directorships	Zuoan Fashion (NYSE: ZA), a clothing and design company.
Specific Qualifications
Mr. Zhao’s appointment as a director is based on his accounting and financial services expertise, his management experience and his experience in overseeing public companies with ties to both the United States and China

Hong Guo
Age:	46
Director Since:	October 2011
Committees:	Audit Committee
Principal Occupation:	Attorney at Guo Law Corporation in Richmond, BC, British Columbia
Experience:
Ms. Guo has worked as an attorney in private practice at Guo Law Corporation in Richmond, BC, British Columbia since May 2009. From November 2005 to April 2009, and from June 1999 to February 2002, Ms. Guo was an associate with the Merchant Law Group. From February 2002 to October 2005, Ms. Guo was a partner at the Derun Law Firm and in house counsel for XinDe Holdings Limited, a joint venture between Citic Group and Siemens.

Ms. Guo earned a B.A. in History from Beijing University, an M.A. in Sociology from University of Regina in Saskatchewan and an L.L.B. from the University of Windsor College of Law in Ontario.

Specific Qualifications	Ms. Guo was appointed to the Board of Directors because of her knowledge of Canadian law, her legal background generally and her experience working with companies with Chinese and North American ties.

Executive Officers

The executive officers of the Company are Alexander Lee, Liming (Albert) Zou, Stephen B. Huang, Bruce J. Sabacky and Tom Kieffer.  Information regarding Mr. Lee and Mr. Zou is presented in “Directors” immediately above.  Certain information regarding Messrs. Huang, Sabacky, and Kieffer follows.

Stephen B. Huang
Age:	39
Principal Occupation:	Vice President, Chief Financial Officer and Secretary of the Company
Experience:
Mr. Huang was appointed as Vice President and Chief Financial Officer of the Company in September 2011. Prior to joining the Company, Mr. Huang served as Chief Financial Officer Consultant to Robert Half International, Inc. where he provided interim and consulting CFO, project leadership, and advisory services to a variety of clients from September 2010 through his appointment with the Company.  From February 2010 through September 2010, Mr. Huang served as Chief Financial Officer of Unigen Corporation.  From December 2005 through January 2010, Mr. Huang served as Chief Financial Officer, Corporate Secretary and Vice President of Penguin Computing, Inc.  Mr. Huang also worked for Candescent Technologies Corporation (1999–2005) as a Corporate Officer, Vice President Finance, and Corporate Controller, for Intel Corporation (1998–1999) as a Manager, Corporate Finance, for Innovative Interfaces, Inc. (1995–1998) as Assistant Corporate Controller, and for Great Western Financial Corporation (1992–1995) as a Banker, Analyst.

Mr. Huang received his bachelor’s degree in Business Administration (Finance and Accounting) from San Francisco State University, College of Business.

Bruce J. Sabacky
Age:	62
Principal Occupation:	Chief Technology Officer of the Company
Experience:
Dr. Sabacky was appointed Chief Technology Officer of the Company in June 2006.   Dr. Sabacky was appointed Vice President of Research and Engineering for Altairnano, Inc., the operating subsidiary through which the Company conducts its nanotechnology business, in October 2003.  Dr. Sabacky joined Altairnano, Inc. in January 2001 as Director of Research and Engineering.  Prior to that, he was the manager of process development at BHP Minerals Inc.’s Center for Minerals Technology from 1996 to 2001, where he was instrumental in developing the nanostructured materials technology.  Dr. Sabacky was the technical superintendent for Minera Escondida Ltda. from 1993 to 1996 and was a principal process engineer with BHP from 1991 to 1993.  Prior to that, he held senior engineering positions in the minerals and metallurgical industries.

Dr. Sabacky obtained a bachelor of science and a master of science degree in metallurgical engineering from the South Dakota School of Mines and Technology and a doctor of philosophy degree in materials science & mineral engineering with minors in chemical engineering and mechanical engineering from the University of California, Berkeley.

Tom Kieffer
Age:	53
Principal Occupation:	Vice President of Marketing and Sales for the Company
Experience:
Prior to joining the Company in March 2010, Mr. Kieffer served as the executive director of customer support excellence and brand from 2005 through March 2009 for Cummins Inc.  From 2001 through the end of 2005, Mr. Kieffer was executive director of engine business marketing for Cummins Inc., and from 1999 through 2000, Mr. Kieffer was executive director of engine business automotive marketing for Cummins Inc. From 1996 to 1998, Mr. Kieffer was general manager responsible for Cummins Inc’s $250 million global commercial relationship with PACCAR, a major truck manufacturer. From 1993 through 1995, Mr. Kieffer was director of industrial markets with responsibility for Cummins Inc.’s Original Equipment Manufacturer (OEM) and North American field sales organizations servicing construction, mining, and agriculture markets.

Mr. Kieffer obtained a bachelor of science in industrial engineering from Purdue University, West Lafayette, Indiana and a master of business administration from Indiana University, Bloomington, Indiana.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information with respect to beneficial ownership of common stock as of September 15, 2012 by the named executive officers (as defined below) of the Company, by each of the directors of the Company, by all current executive officers and directors of the Company as a group and by each person known to the Company to beneficially own 5% or more of the outstanding shares of common stock.  The “named executive officers” are any person who served as the Company’s Chief Executive Officer during 2011, the two other most highly compensated executive officers for 2011 who were serving as of December 31, 2011, and up to two persons who would have been among the two most highly compensated officers if such person had been an executive officer as of December 31, 2011. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares of common stock identified as beneficially owned.  The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control.

To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to the shares of common stock identified as beneficially owned.

Title of Class	Name of Officer or Director	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common	Alexander Lee (Chief Executive Officer and Director)	None(3)	N/A
Common	Liming (Albert) Zou (President and Director)	None	N/A
Common	Stephen B. Huang (Vice President, Chief Financial Officer and Corporate Secretary)	50,000(4)	*
Common	H. Frank Gibbard (Former President, Chief Executive Officer and Director)	None(5)	*
Common	Terry M. Copeland (Former President, Chief Executive Officer and Director)	None(5)	*
Common	John C. Fallini (Former Vice President, Chief Financial Officer and Corporate Secretary)	None(5)	*
Common	Bruce J. Sabacky (Vice President and Chief Technology Officer)	112,547(6)	*
Common	Yincang Wei (Director)	37,036,807(7)	53.3%
Common	Guohua Sun (Director)	None	N/A
Common	Jun (Eddie) Liu (Director)	None	N/A
Common	Zhigang (Frank) Zhao (Director)	None	N/A
Common	Hong Guo (Director)	None	N/A
Common	All Current Directors and Officers as a Group	37,229,354(8)	53.6%
(10 persons)
Title of Class	Name and Address of 5% Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Common	Al Yousuf LLC Sheikh Zayed Rd., P.O. Box 25, Dubai, United Arab Emirates	5,098,966 (9)	7.3%
Common	Canon Investment Holdings Limited and Affiliates Villa 1, Huajing Garden, Jida, Zhuhai, Guagndong, China	37,036,807(7)	53.3%

  * Represents less than 1% of the outstanding shares of common stock.

(1)
Includes all shares of common stock issuable pursuant to the exercise of options and warrants that are exercisable on or before September 15, 2012, but does not include shares issuable pursuant to options and warrants exercisable on or before September 15, 2012 that are held by other persons or groups.  Does not include any shares of common stock subject to options that are not exercisable on or before September 15, 2012 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the common stock, outside of the control of the optionee.

(2)
Based on 69,537,911 shares of common stock, par value $0.001, outstanding as of September 15, 2012. Shares of common stock underlying options, warrants or other convertible or exercisable securities are, to the extent exercisable on or before September 15, 2012, deemed to be outstanding for purposes of calculating the percentage ownership of the owner of such convertible and exercisable securities, but not for purposes of calculating any other person’s percentage ownership.

(3)
As an employee of Al Yousuf LLC, Mr. Lee assigns any shares of common stock subject to options or common stock awards earned in connection with their Director’s seat to Al Yousuf LLC.  As such, Mr. Lee does not have voting or disposition rights over the shares of common stock awarded to him.

(4)	Includes 50,000 shares of common stock subject to options granted to Mr. Huang pursuant to the 2005 Plan.

(5)	Such person no longer files reports or otherwise provides information to the Company. Information is based upon informal confirmations.
(6)	Includes 109,268 shares of common stock subject to options granted to Mr. Sabacky pursuant to the1998 Plan and the 2005 Plan.
(7)
Represents shares owned of record by Energy Storage Technology (China) Group Ltd, a Hong Kong corporation.  Such shares are beneficially owned by Energy Storage Technology (China) Group Ltd, a Hong Kong corporation, Canon Investment Holdings Limited, a Hong Kong corporation, Mr. Yincang Wei, the Executive Director and sole stockholder of Canon,  Zhuhai Jiamei Energy Technology Co., Ltd., a company organized under the laws of China, and Zhuhai Yintong Energy Co., Ltd., a Hong Kong corporation.   Yincang Wei has voting and investment power with respect to such shares. Information based on a Schedule 13D filed by such persons on October 12, 2011.

(8)	Includes 192,547 shares of common stock subject to options granted to officers and directors pursuant to the 1998 Plan and the 2005 Plan.
(9)	Information based on an Amendment No. 2 to Schedule 13D filed by Al Yousuf LLC and its affiliates on October 12, 2010, as adjusted to reflect a 2010 consolidation.

Certain Relationships and Related Transactions

On July 22, 2011, the Company and Canon Investment Holdings Limited (“Canon”) completed the sale by the Company, and the purchase by an affiliate of Canon, through Energy Storage Technology (China) Group Ltd. (“Energy Storage (China)”), of 37,036,807 shares of common stock of the Company at a purchase price of $1.5528 per share, or $57.5 million in the aggregate, pursuant to the Share Subscription Agreement dated September 20, 2010 between the Company and Canon.

As a result of the closing under the Share Subscription Agreement, a change of control in the Company occurred.  Energy Storage (China), a subsidiary of Canon, which is controlled by Mr. Yincang Wei, owns 53.3% of the outstanding shares of common stock of the Company.  In addition, pursuant to the Investor Rights Agreement, the Company has granted certain rights to Canon, including (i) rights to representation on the Board of Directors proportionate with ownership, (5 of 9 directors initially), (ii) the right to cause the Company to file a shelf registration statement two years after closing, together with certain demand and piggy-back registration rights, (iii) certain indemnification rights related to the registration rights, and (iv) an option to purchase common stock of the Company at market price in an amount sufficient to maintain proportionate ownership in connection with future dilutive issuances.

In addition to the Share Subscription Agreement and Investor Rights Agreement, the Company, Altair and Zhuhai Yintong Energy Company Ltd. (“YTE”) entered into a Conditional Supply and Technology Licensing Agreement (the “Supply Agreement”) on September 20, 2010.  Pursuant to the Supply Agreement, YTE has agreed to purchase nLTO, 11 Ahr battery cells and a 1 megawatt ALTI-ESS system from the Company for an aggregate purchase price of $6.6 million for delivery in 2010 and 2011.    Pursuant to an amendment, YTE’s obligation to purchase the remainder of the nano lithium titanate has been deferred until the parties reach mutually satisfactory resolution on certain technical issues relating to the transfer of technology.  This deferral is expected to be indefinite.  The Supply Agreement also includes an agreement by the Company to license its nLTO manufacturing technology at no cost to the owner of a manufacturing facility in China, as long as the Company owns a majority of the owner of such facility.  In addition, under the Supply Agreement, the Company grants to YTE a license to use the Company’s battery technology to manufacture batteries during a term commencing on the effective date of the Supply Agreement and continuing as long as YTE purchases at least 60 tons of nLTO annually.  The battery technology license is exclusive in China (including Taiwan, Hong Kong and Macau) as long as YTE purchases at least 1,000 tons of nLTO per year after 2010 and is non-exclusive in the remainder of Asia (excluding the Middle East), Australia and New Zealand. YTE is an indirect majority-owned and the primary operating subsidiary of Canon.  Mr. Yincang Wei and Mr. Guohua Sun, each a director, are the Chairman and a Director of YTE, respectively.

Compensation, Nominating and Governance Committee

The Compensation, Nominating and Governance Committee discharges the Board’s responsibilities relating to compensation of the Company’s directors and officers, oversees and monitors the Company’s management in the interest and for the benefit of the stockholders and assists the Board by identifying and recommending individuals qualified to become directors.  The Compensation, Nominating and Governance Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Committee Membership and Independence

The Compensation, Nominating and Governance Committee discharges the Board’s responsibilities relating to compensation of the Company’s directors and officers, oversees and monitors the Company’s management in the interest and for the benefit of the stockholders and assists the Board by identifying and recommending individuals qualified to become directors.  The Compensation, Nominating and Governance Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

The members of the Compensation, Governance and Nominating Committee as of the date of this Report are Yincang Wei, Guohua Sun and Jun (Eddie) Liu.  Of the committee members, only Jun (Eddie) Liu is independent under Nasdaq’s listing standards. Because the Company is a controlled company under Nasdaq rules, it is not required to have an independent compensation or nomination process.  The Compensation, Nominating and Governance Committee met four times during 2011, three times in person and one time by telephone.

Currently, with the exception of Alexander Lee, the Audit Committee is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the requirements of the Nasdaq listing standards.  Mr. Lee serves on the Audit Committee, despite his appointment as Interim Chief Executive Officer in April 2012, pursuant to a temporary exemptions in Nasdaq Marketplace Rule 5605(c)(4)(A), which permits a non-independent director to serve on the Audit Committee under special circumstances for a period expiring on the Company’s next annual shareholders meeting and the one-year anniversary of Mr. Lee's appointment as interim Chief Executive Officer. The Board of Directors is seeking a new director to replace Mr. Lee as a member of the Audit Committee, as of the date of the Meeting.

The charter governing operations of the Compensation, Nominating and Governance Committee was adopted in April 2004 and updated in February 2007, and is available at the Company’s website at www.altairnano.com under “Investors” - “Governance.”

Nomination of Directors

The purpose of the Compensation, Nominating and Governance Committee related to nomination of directors and corporate governance matters is (i) to recommend to the Board the slate of director nominees for election to the Company’s Board, individuals to fill Board vacancies occurring between annual meetings of stockholders, and individuals for nomination as members of the standing committees of the Board, and (ii) to develop and recommend to the Board a set of corporate governance principles applicable to the Company.

In identifying nominees for directors, the Compensation, Nominating and Governance Committee takes into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, relationship of work experience and education to the current and proposed lines of business of the Company, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and the extent to which the candidate satisfies any objective requirements (such as residence, independence or expertise requirements) applicable to the Board or any committees of the Board.  The Compensation, Nominating and Governance Committee considers candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders and may, but is not required to, consider candidates proposed by management.

Board Diversity

In identifying nominees, the Compensation, Nominating and Governance Committee does not have a formal policy regarding the consideration of gender, race, sexual preference, religion and other traits typically associated with the term “diversity.”  As described in “Nomination for Directors” above, the Compensation, Nominating and Governance Committee considers it important that the Board be composed of directors with a diverse range of experience, areas of expertise and skills, but has not adopted any formal policy.

Shareholder Suggestions for Nominees and Communications with the Board

The Board will consider director candidates recommended by shareholders. Such recommendations should include the name, age, address, telephone number, principal occupation or employment, background and qualifications of the nominee and the name, address and telephone number of and number of shares of common stock owned by the shareholder making the recommendation.  Recommendations should be sent to the Secretary of the Company at the address first set forth above. Candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders are considered under the same standards as nominees recommended by other persons.

Shareholders may send communications to the Board or to specified individual directors by mailing such communications to the Secretary of the Company at the address of the Company first set forth above and indicating that such communications are for the Board or specified individual directors, as appropriate.  All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same shareholder, or an associated shareholder, within the past 90 days.

Executive Compensation

(a)	Summary Compensation Table

The following table provides details with respect to the total compensation of the Company’s named executive officers during the years ended December 31, 2011, 2010, and 2009.   The Company's named executive officers are (a) each person who served as the Company's Chief Executive Officer during 2011, (b) the next two most highly compensated executed officers serving as of December 31, 2011 and (c) any person who could have been included under (b) except for the fact that such persons was not an executive officer on December 31, 2011.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards (1) ($) (f)	Non-Equity Incentive Plan Compen- sation (2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($) (i)		Total ($) (j)
Terry Copeland, Former President, Chief Executive Officer	2011	243,750	Nil	Nil	Nil	Nil	Nil	290,551	(4)	534,301
	2010	325,000	Nil	Nil	269,880	Nil	Nil	9,750	(3)	604,630
	2009	325,000	Nil	Nil	229,057	Nil	Nil	9,750	(3)	563,807
H. Frank Gibbard, Former President, Chief Executive Officer	2011	70,000	Nil	Nil	426,621	Nil	Nil	Nil		496,621
	2010	*	*	*	*	*	*	*		*
	2009	*	*	*	*	*	*	*		*
John C. Fallini, Former Vice President, Chief Financial Officer & Corporate Secretary	2011	172,505	Nil	Nil	Nil	Nil	Nil	159,197	(5)	331,702
	2010	230,006	Nil	Nil	74,217	Nil	Nil	2,919	(3)	307,142
	2009	230,006	Nil	Nil	83,294	Nil	Nil	Nil		313,300
Stephen B. Huang, Vice President, Chief Financial Officer & Corporate Secretary	2011	50,000	Nil	Nil	213,311	Nil	Nil	Nil		263,311
	2010	*	*	*	*	*	*	*		*
	2009	*	*	*	*	*	*	*		*
Bruce J. Sabacky, Vice President & Chief Technology Officer	2011	225,000	Nil	Nil	Nil	Nil	Nil	6,750	(3)	231,750
	2010	225,000	Nil	Nil	60,723	Nil	Nil	6,750	(3)	292,473
	2009	225,000	Nil	Nil	83,294	Nil	Nil	6,750	(3)	315,044

* Compensation information not reported because such person was not a named executive officer during this calendar year.

(1)
The amounts in column (f) represents the grant date fair value of the stock option awards determined in accordance with Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“FASB ASC Topic 718”) pursuant to the Company’s stock incentive plans.  Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012, and Note 11 to the Company’s audited financial statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011 and  Note 11 to the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010.

(2)	Represents cash portion of annual incentive bonus earned with respect to indicated fiscal year. Bonuses are generally paid in the subsequent fiscal year.
(3)	Reflects value of matching contributions made by the Company in connection with the 401(k) Plan, except as noted.
(4)
Represents $282,349 paid pursuant to the Separation Agreement and Release of All Claims dated September 17, 2011 with Mr. Copeland and $8,202 of matching contributions made by the Company in connection with the 401(k) Plan.

(5)
Represents $153,790 pursuant to the Separation Agreement and Release of All Claims dated September 17, 2011 with Mr. Fallini and $5,407 of matching contributions made by the Company in connection with the 401(k) Plan.

Current Base Salary Information.  The annualized base salaries of the continuing named executive officers, and the Company's Chief Executive Officer and President as of the date of this Proxy Statement are as follows:

Name	2012 Base Salary ($)
Alexander Lee, Chief Executive Officer	325,000
Liming (Albert) Zou, President	280,000
Stephen B. Huang, Vice President, Chief Financial Officer & Corporate Secretary	200,000
Bruce J. Sabacky, Vice President & Chief Technology Officer	225,000

(b)	Grant of Plan-Based Awards Table

The following table provides details with respect to plan-based awards, if any, granted to the named executive officers during the year ended December 31, 2011:

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#) (g)	All Other Option Awards: Number of Securities Under- Lying Options (#) (h)	Exercise or Base Price of Option Awards ($/Sh) (i)	Grant Date Fair Value of Stock and Option Awards ($)(3) (j)
		Target ($) (c)	Maxi- mum ($) (d)	Target (#) (e)	Maxi- mum (#) (f)
Terry Copeland, Former President, Chief Executive Officer	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
		Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
H. Frank Gibbard, Former President, Chief Executive Officer	9/30/11	Nil	Nil	Nil	Nil	Nil	400,000(2)	1.34	385,231
		Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
John C. Fallini, Former Vice President, Chief Financial Officer & Corporate Secretary	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
		Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Stephen B. Huang, Vice President, Chief Financial Officer & Corporate Secretary	9/30/11	Nil	Nil	Nil	Nil	Nil	200,000(2)	1.34	192,615
		Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Bruce J. Sabacky, Vice President & Chief Technology Officer	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
		Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)
With respect to 2011, the Compensation, Governance and Nominating Committee did not approve an annual incentive bonus plan for the executive officers and had not consulted with the executive officers regarding target bonuses under the respective employment agreements.

(2)
These options were issued in connection with appointments in September 2011.  As such, the options vest over four years from date of grant: 25% vest on September 30, 2012; 25% vest on September 30, 2013; 25% vest on September 30, 2014; and 25% vest on September 30, 2015.  Mr. Gibbard’s employment was terminated in April 2012 and the options were not exercised within the applicable period.  As a result, all such options granted to Mr. Gibbard have terminated.

(3)	The amounts in column (j) represent the grant date fair value of stock and option awards determined in accordance with ASC 718 “Stock Compensation” pursuant to the Stock Incentive Plans.

Annual Incentive Compensation.  During 2011, Mr. Copeland, Mr. Fallini, Mr. Sabacky, and certain other executive officers were eligible for target annual incentive bonuses of up to 60% (80% for Mr. Copeland) of base salary based on performance objectives as determined by the Company’s Board after consultation with the employee.   No performance objectives were agreed to for 2011; however, the Compensation, Governance and Nominating Committee reserved the discretion to award, or to deny, annual incentive bonuses whether or not performance targets were achieved, as it deemed appropriate.  The Compensation, Governance and Nominating Committee did not award any incentive bonuses to any named executive officer for 2011; however, during 2011, in conjunction with their termination of service, Mr. Copeland and Mr. Fallini each received contractually bonus payments as part of their severance in the amounts of $185,205 and $98,301, respectively.

Neither Mr. Huang nor Mr. Gibbard were entitled to any annual incentive compensation in 2011.

Targets for 2012 for Continuing Named Executive Officers.  In 2012, Mr. Sabacky is eligible for target annual incentive bonuses of up to 60% of base salary based on performance objectives as determined by the Company’s Board after consultation with the employee.   In 2012 Mr. Huang, is entitled to special year-end performance pay of up to $25,000 based upon personal performance against objectives established by the Company’s Board of Directors. No performance objectives have been agreed to for 2012; however, the Compensation, Governance and Nominating Committee reserved the discretion to award, or to deny, annual incentive bonuses whether or not performance targets were achieved, as it deemed appropriate.

Alex Lee, the Company’s current Chief Executive Officer, nor Liming (Albert) Zou, the Company’s current President, are entitled to bonuses when, as and if determined by the Board.

(c)	Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2011:

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Terry Copeland, Former President, Chief Executive Officer and Director	Nil	Nil	Nil	Nil	Nil
H. Frank Gibbard, President, Chief Executive Officer and Director	Nil	400,000(1)	Nil	1.34	9/30/2021
John Fallini, Former Vice President, Chief Financial Officer & Corporate Secretary	Nil	Nil	Nil	Nil	Nil
Stephen Huang, Vice president, Chief Financial Officer & Corporate Secretary	Nil	200,000(1)	Nil	1.34	09/30/2021
Bruce J. Sabacky, Vice President & Chief Technology Officer	6,250	Nil	Nil	16.28	3/10/2015
	5,376	Nil	Nil	13.68	3/10/2016
	10,000	Nil	Nil	13.68	3/10/2016
	2,642	Nil	Nil	10.52	1/15/2017
	18,750	Nil	Nil	10.52	1/15/2017
	18,750	Nil	Nil	14.88	1/15/2018
	25,000	Nil	Nil	4.88	1/15/2019
	22,500	Nil	Nil	4.40	1/15/2020

(1)	Options vest over four years from date of grant: 25% vest on September 30, 2012; 25% vest on September 30, 2013; 25% vest on September 30, 2014; and 25% vest on September 30, 2015.

  Dr. Gibbard, the Company's former Chief Executive Officer, was granted an option to purchase 400,000 shares of common stock in connection with his appointment in September 2011Mr. Gibbard’s employment was terminated in April 2012 and the options were not exercised within the applicable period.  As a result, all such options granted to Mr. Gibbard have terminated..  Mr. Huang, the Company's Chief Financial Officer, was granted an option to purchase 200,000 shares of common stock in connection with his appointment in September 2011.

(d)	Option Exercises and Stock Vested

No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2011.  Additionally, no stock awards vested in favor of the named executive officers during the fiscal year ended December 31, 2011.

(e)	Pension Benefits and Non-Qualified Deferred Compensation

The Company does not sponsor, and is not obligated to provide, any benefits under any defined benefit or non-qualified deferred compensation plan.  Executive officers are entitled to benefits generally available to all full-time salaried employees of the Company.  These benefits include up to 5 weeks per-year of paid time off for medical and vacation leave, subsidized group health plan coverage offered to all salaried employees of the Company, and eligibility to participate in the Company’s 401(k) Profit Sharing Plan (the “401(k) Plan”), matching contributions under the 401(k) Plan in an amount up to the greater of 50% of the first $2,500 contributed or 3% of the employee’s base salary.

(f)	Potential Payments upon Termination or Change-in-Control

Severance Provisions in Employment Agreements.

The employment agreements of Alex Lee, the Company’s current Chief Executive Officer, and Albert Zou, the Company’s current President include the following severance provisions:  If the executive’s employment is terminated by the Company without cause or by the executive for good reason, which includes, (a) a material breach by the Company of the employment agreement that remains uncured for 30 days after written notice of the need to cure, (b) the Company requiring the executive to relocate his place of employment without the executive’s consent, or (b) a material adverse change in the executive’s title, position, and/or duties 90 days before or within one year after a change of control, the executive is entitled to a severance benefit equal to his base salary for a period of two months for each year of employment with the Company and health benefits for eighteen months, all subject to any applicable limitations imposed by Section 409A of the Internal Revenue Code.  The executive is not entitled to any severance if his employment is terminated at any time by the Company with cause or by the executive without good reason.

 The employment agreement of Mr. Huang, the Company's Chief Financial Officer, includes the following severance provisions:  If Mr. Huang’s employment is terminated by the Company without cause or by Mr. Huang for good reason, which includes, (a) a material breach by the Company of any of its obligations, duties, agreements, representations or warranties under the employment agreement, (b) the Company requiring Mr. Huang to relocate his place of employment without Mr. Huang’s consent, or (c) a material adverse change in Mr. Huang’s title, position, and/or duties 90 days before or within one year after a change of control, Mr. Huang is entitled to a severance benefit equal to (i) his base salary for two months if the termination occurs during the six-months following the effective date, or his base salary for a period of two months for each year of employment with the Company if the termination occurs on or after the expiration of the six-month anniversary of the agreement’s effective date, and (ii) health benefits for eighteen months, all subject to any applicable limitations imposed by Section 409A of the Internal Revenue Code.  Mr. Huang is not entitled to any severance if his employment is terminated at any time by the Company with cause or by Mr. Huang without good reason.

The employment agreement of the Mr. Sabacky provides (and those for Mr. Copeland, and Mr. Gibbard provided) that if his employment is terminated by the Company without cause, or by him for good reason, he is entitled to a severance benefit equal to his base salary for one year, a bonus equal to a pro-rated (based upon the elapsed days in the calendar year) portion of 60% (80% for Mr. Copeland) of his base salary, and health benefits for one year (18 months if termination is by the Company). The one-year base salary severance benefit will be extended to 16 months if either he was required to relocate more than 50 miles in order to commence employment and the termination occurs within two years of commencement of employment, or he later consents to a relocation of his employment and the termination occurs within two years of such voluntary relocation.  Good reason includes, among other things, (a) the Company requiring the officer to relocate his place of employment without the officer’s consent, or (b) a material adverse change in the officer’s title, position, and/or duties 90 days before or within one year after a change of control.  Mr. Sabacky is not entitled to any severance if his employment is terminated at any time by the Company with cause or by the officer without good reason.

Mr. Copeland’s base salary was $325,000 per year prior to the termination of his employment in September 2011, which triggered a severance payment obligation; Mr. Fallini’s base salary was $230,006 per year prior to the termination of his employment in September 2011, which triggered a severance payment obligation;  Mr. Gibbard’s base salary was $280,000 per year prior to the termination of his employment in April 2012; Mr. Lee’s base salary is $325,000; Mr. Zou’s base salary is $280,000, and Mr. Sabacky’s base salary is $225,000 per year.

Acceleration of Vesting of Options.  The employment agreements of each of the named executive officers, require that all options and other equity awards granted to the named executive officer provide that the award immediately vests as of the effective date of a “Change of Control Event”.  A “Change of Control Event” is defined in the agreement to mean (a) any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor (other than a transaction effective solely for the purpose of changing the jurisdiction of incorporation of the Company), (b) the sale, transfer or other disposition of all or substantially all of  the Company’s assets to another entity, (c) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding shares of common stock.  The closing of the common stock issuance with Canon qualified as Change of Control Event for each of the named executive officers in office at such time.

Compensation of Directors

The following table presents information regarding the compensation for the fiscal year ended December 31, 2011 of all persons who served as directors of the Company during 2011, except for H. Frank Gibbard, former President and Chief Executive Officer and Terry Copeland, former President and Chief Executive officer, whose compensation is described in the previous tables:

Name (a)	Fees Earned Or Paid in Cash(1) ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compen-sation(2) ($) (g)	Total ($) (h)
Jon N. Bengtson*	29,417	Nil	Nil	Nil	Nil	55,000	84,417
Hossein Asrar Haghighi*	14,583	Nil	Nil	Nil	Nil	55,000	69,583
George E. Hartman*	18,083	Nil	Nil	Nil	Nil	55,000	73,083
Pierre Lortie*	34,583	Nil	Nil	Nil	Nil	55,000	89,583
Robert van Schoonenberg*	25,083	Nil	Nil	Nil	Nil	55,000	80,083
Alexander Lee(3)	31,500	Nil	Nil	Nil	Nil	55,000	86,500
Yincang Wei	8,871	Nil	Nil	Nil	Nil	Nil	8,871
Guohua Sun	8,871	Nil	Nil	Nil	Nil	Nil	8,871
Guohua Wei*	753	Nil	Nil	Nil	Nil	Nil	753
Jun (Eddie) Liu	8,871	Nil	Nil	Nil	Nil	Nil	8,871
Liming (Albert) Zou	8,871	Nil	Nil	Nil	Nil	Nil	8,871
Zhigang (Frank) Zhao	11,089	Nil	Nil	Nil	Nil	Nil	11,089
Simon Xue*	8,172	Nil	Nil	Nil	Nil	Nil	8,172
Hong Guo	4,247	Nil	Nil	Nil	Nil	Nil	4,247

* No longer serves as a director of the Company.

(1)
During January 2011 through July 22, 2011, the Company paid all directors who are not employees of the Company a fee of $6,250 per quarter. In addition, directors who are not employees and provide service in the following positions received the following additional fees:

Position	Additional Compensation
Chairman of the Board	$4,000 per quarter
Audit Committee Chair	$3,000 per quarter
Compensation, Governance and Nominating Committee Chair	$2,000 per quarter
Audit Committee	$1,500 per quarter
Compensation, Governance and Nominating Committee	$1,000 per quarter
Other Committee Chair or Member	Determined upon formation

In October 2011, the Board of Directors approved a resolution providing that members of the Board, other than Mr. Lee, would be compensated at the rate of $20,000 per year, which is being paid quarterly.   Mr. Lee will continue to be compensated under the previous policy as described above.  Additionally, Mr. Zhao is compensated $1,250 per quarter, as Chairman of the Audit Committee.

No amounts were paid to either of Dr. Gibbard or Dr. Copeland in 2011 in his capacity as a director.

Directors of the Company and its subsidiaries are also entitled to participate in the 1998 Plan and the 2005 Plan.  There were no stock option awards outstanding and held by directors as of December 31, 2011.

(2)
Historically, the Company issued either restricted stock or stock options to the Directors at their option based on a pre-approved dollar amount annually after the annual meeting is held.  In 2011, in light of the pending change in control, the Company issued cash compensation in the amount of $55,000 in lieu of restricted stock or stock options.

(3)
As an employee of Al Yousuf LLC, Mr. Lee assigns any shares of common stock subject to options or common stock awards earned in connection with their respective Director’s seat to Al Yousuf LLC.  As such, Mr. Lee does not have voting or disposition rights over the shares of common stock awarded to him.

Audit Committee and Audit Committee Report

Audit Committee

The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be found on the Company’s website under the heading “Investors”.  A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Altair Nanotechnologies Inc., 204 Edison Way, Reno, Nevada 89502, U.S.A.

From January 2011 through July 22, 2011, the Audit Committee was comprised of Jon Bengtson (Chair), Robert van Schoonenberg, George Hartman and Pierre Lortie.  Since July 22, 2011, the Audit Committee has been comprised of Zhigang (Frank) Zhao (Chair), Alexander Lee, and Hong Guo.  With the exception of Mr. Lee, the Audit Committee is currently comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the requirements of the Nasdaq listing standards and governing law.  Mr. Lee has served on the Audit Committee, despite his appointment as Interim Chief Executive Officer in April 2012, pursuant to a temporary exemptions in Nasdaq Marketplace Rule 5605(c)(4)(A), which permits a non-independent director to serve on the Audit Committee under special circumstances for a period expiring on the Company’s next annual shareholders meeting and the one-year anniversary of Mr. Lee's appointment as interim Chief Executive Officer.   The Board of Directors is seeking a new director to replace Mr. Lee as a member of the Audit Committee, as of the date of the Meeting.

The Audit Committee held four meetings via conference call during the fiscal year ended December 31, 2011.  The members of the Audit Committee were in attendance at each meeting.

The Board has determined in its business judgment that each member of the Audit Committee satisfies the requirements with respect to financial literacy set forth in Nasdaq Marketplace Rule 4350(d)(2)(A)(iv); that Zhigang (Frank) Zhao is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act; that each member of the Audit Committee, with the exception of Alexander Lee as described above, is independent under Rule 10A-3(b)(1)(ii) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are, as a result of their past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, sophisticated with respect to financial matters.

The Audit Committee’s responsibility is to assist the Board in its oversight of (a) the quality and integrity of the Company’s financial reports, (b) the independence and qualifications of the Company’s independent auditor, and (c) the compliance by the Company with legal and regulatory requirements.  Management of the Company has the responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls.  The Company’s independent public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2011 with management and with the independent public accounting firm.  The Audit Committee has discussed with the independent public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  In addition, the Audit Committee has received the written disclosures and the letter from the independent public accounting firm required by applicable requirements of the Public Corporation Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent public accounting firm the independent auditor’s independence.

The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence.  As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations.  Each member of the Audit Committee is entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditor) from which the Audit Committee receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the independent public accounting firm as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non audit services provided by the independent auditor to the Company.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

AUDIT COMMITTEE

Zhigang (Frank) Zhao, Chair
Alexander Lee
Hong Guo

October 12, 2012

Meetings of Directors and Attendance at Shareholders Meetings

During the year ended December 31, 2011, the Board held six meetings in person and eight meetings via conference call.  Attendance at the meetings is summarized in the following table:

Board Member	Board Meetings Attended	Committee Meetings Attended	% of Board and Committee Meetings Attended
Jon N. Bengtson*	13	5 of 5 AC 6 of 6 CC	96%
Hossein Asrar Haghighi*	14	N/A	100%
George E. Hartman*	14	N/A	100%
Pierre Lortie*	14	5 of 5 AC	100%
Robert van Schoonenberg*	13	5 of 6 CC	90%
Alexander Lee(3)	14	4 of 5 AC	95%
Yincang Wei	4	3 of 6 CC	35%
Guohua Sun	4	3 of 6 CC	35%
Guohua Wei*	2	N/A	14%
Jun (Eddie) Liu	4	3 of 6 CC	35%
Liming (Albert) Zou	3	N/A	21%
Zhigang (Frank) Zhao	4	2 of 5 AC	32%
Simon Xue*	4	N/A	29%
Hong Guo	1	1 of 5 AC	11%

AC – Audit Committee
CC - Compensation, Nominating and Governance Committee
N/A – Not applicable

* No longer serves as a director of the Company.

  In addition, the Board considered and acted on certain matters throughout the year by executing consent resolutions as required.

The Company does not have a policy with respect to the attendance of shareholder meetings by directors.  All members of the Board serving as of June 23, 2011, the date of the 2011 annual shareholders meeting, attended such meeting.

Compensation Policies and Practices Relating to Risk Management

The Compensation, Nominating and Governance Committee has reviewed the Company compensation program as it relates to all of the Company’s full-time employees and believes there is no material risk in the program.  As a matter of best practice, the Compensation Nominating and Governance Committee continues to monitor our compensation program to ensure that it continues to align the interests of our employees with those of our long-term stockholders while avoiding unnecessary or excessive risk.

Board Leadership Structure and Role in Risk Oversight

The Board believes that different people should hold the positions of chairman of the Board and CEO to aid in the Board’s oversight of management.  Yincang Wei currently serves as the Chairman of our Board of Directors in a non-executive capacity.  As the Chairman of the Board of Directors, Yincang Wei has a number of responsibilities, which include setting board meeting agendas in collaboration with the CEO, presiding at Board meetings, executive sessions and the annual stockholders’ meeting, assigning tasks to the appropriate committees, and ensuring that information flows openly between management and the Board.  The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

The Board is actively involved in assessing and managing risks that could affect the Company.  The Board’s mandate calls for the Board to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Company’s business, and the implementation by management of appropriate systems to deal with such risks.  The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors.

When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board.  The Audit Committee would typically be tasked with oversight of risks to the Company such as those relating to the quality and integrity of the Company’s financial reports, the independence and qualifications of the Company’s independent auditor and inquiries regarding allegations of ethical, financial and legal issues.  The Compensation, Governance and Nominating Committee would typically be tasked with overseeing risks such as relating to employment policies, the Company’s compensation and benefits systems, the identification and recommendation of individuals qualified to become directors, management of the Company and succession planning.  Each of these committees satisfies its oversight responsibilities through regular reports from officers of the Company responsible for each of these risk areas, regular meetings to discuss and analyze such risks, and, when necessary, consultation with outside advisors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s common stock to file reports concerning their ownership of common stock with the SEC and to furnish the Company with copies of such reports.  Based solely upon the Company’s review of the reports required by Section 16 and amendments thereto furnished to the Company, the Company believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act during 2011 were filed with the SEC on a timely basis, except for the following: (1) A Form 3 which was filed by Albert Zou approximately one and one half months after its due date; (2) a Form 3, which was filed by Jun (Eddie) Liu approximately one and one half months after its due date; (3) a Form 3, which was filed by Yingcang Wei approximately one and one half months after its due date; (4) a Form 3, which was filed by Simon Xue approximately one and one half months after its due date; (5) a Form 3, which was filed by Sun Guohua approximately one and one half months after its due date; (6) a Form 3, which was filed by Zhigang (Frank) Zhao approximately one and one half months after its due date; (7) a Form 4 reporting one transaction in the Company’s common stock, which was filed by Stephen B. Huang approximately six days after its due date; (8) a Form 3, which was filed by Energy Storage (China) approximately two months after its due date; (9) a Form 4 reporting one transaction in the Company’s common stock, which was filed by H. Frank Gibbard approximately seven days after its due date; (10) a Form 3, which was filed by Guo Hong approximately twenty-four days after its due date; and (11) a Form 4, which was filed by Stephen A. Balogh approximately three days after its due date.

 Code of Ethics and Code of Conduct

The Company has adopted the Code of Ethics for Senior Executives, Financial Officers, Members of the Management Executive Committee, and Directors (the “Code of Ethics”), which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Exchange Act.  The Code of Ethics is available on the Company’s website at www.altairnano.com under “Investors” – “Governance.”

The Company has adopted the Altair Nanotechnologies Inc. Code of Conduct (the “Code of Conduct”), which constitutes a code of conduct applicable to all officers, directors and employees that complies with Nasdaq Rule 4350(n).  The Code of Conduct is available on the Company’s website at www.altairnano.com under “Investors” – “Governance.”

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Approval of the appointment of Crowe Horwath LLP as the independent public accounting firm for the Company for the fiscal year ending December 31, 2012, and authorization of the Audit Committee to set their remuneration, is to be voted upon at the Meeting.  Representatives of Crowe Horwath LLP are expected to be present at the Meeting but will not have an opportunity to make a statement.  Representatives of Crowe Horwath LLP will be available to respond to appropriate questions.  Crowe Horwath LLP, then known as Perry-Smith, was first appointed auditors of the Company on September 26, 2005, prior to which Deloitte & Touche LLP acted as auditors of the Company from 2001 to August 18, 2005.

Perry-Smith LLP was the Company’s independent registered public accounting firm until October 31, 2011.

	2011	2010

Audit Fees	$67,025	$258,745
Audit-Related Fees	11,000	-
Tax Fees	34,935	91,040
All Other Fees	-	20,340
	$112,960	$352,125

Crowe Horwath LLP, the Company’s current independent registered public accounting firm was appointed as of November 1, 2011.

	2011	2010

Audit Fees	$160,030	$-
Audit-Related Fees	-	-
Tax Fees	13,205	-
All Other Fees	-	-
	$173,235	$-

Audit Fees.

Audit Fees include fees for services rendered in connection with the audit of the Company’s financial statements for such fiscal years including the cost of auditing internal controls over financial reporting, for the reviews of the Company’s interim financial statements and for the review of SEC registration statements.

Audit-Related Fees.

Audit-Related Fees include fees for services rendered in connection with the audit of the Company’s employee benefit plan.

Tax Fees.

Tax Fees include fees for services rendered in connection with the preparation of federal, state and foreign tax returns and other filings and tax consultation services.

All Other Fees.

All Other Fees include fees for services pertaining to the domestication.

Audit Committee Pre-Approval Policy.  The Audit Committee pre-approves the services provided to the Company by its independent public accounting firm in connection with the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements and tax preparation and consultation.  Management is not permitted to engage its independent public accounting firm for other audit or permitted non-audit services without the case-by-case pre-approval of the Audit Committee.  The Audit Committee approved all the services provided to the Company by its independent public accounting firm described above.

Vote Required and Recommendation of the Board

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the appointment of Crowe Horwath LLP and authorization of the Audit Committee to set their remuneration.

The Board recommends a vote FOR approval of the appointment of Crowe Horwath LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2012 and authorization of the Audit Committee to set their remuneration.

PROPOSAL NO. 3 – THE CONSOLIDATION

General

The Board has proposed the approval of the Consolidation Resolution, which authorizes the Board, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before December 31, 2012, a consolidation of the common stock of the Company on the basis of a ratio within the range of one post-consolidation share of common stock for every two pre-consolidation shares of common stock to one post-consolidation share of common stock for every ten pre-consolidation shares of common stock with any fractional share that remains after all shares beneficially held by a holder of common stock have been consolidated being rounded up to a whole share of common stock, with the ratio to be selected and implemented by the Board in its sole discretion. A copy of the proposed Consolidation Resolution is attached hereto as Appendix A.  If the Consolidation Resolution is approved at the Meeting, the Board of Directors would be authorized to effect the Consolidation in its sole discretion within the range set forth above at any time prior to December 31, 2012.  The Consolidation would be effective on the date prior to December 31, 2012 selected by the Company’s Board of Directors in its sole discretion and reflected in the amendment to the Certificate of Incorporation (the “Certificate”) effecting the Consolidation.  The Board reserves its right not to effect the Consolidation if it determines, in its sole discretion, that the Consolidation is no longer in the best interests of the Company and its shareholders.

Reasons for the Consolidation

The purpose of the proposed Consolidation is to decrease the number of outstanding shares of common stock and shares subject to outstanding purchase and conversion rights in order to increase the market value of each share of common stock. Immediately following a consolidation transaction, also referred to as a reverse stock split, the per-share price of the capital stock subject to the consolidation should generally increase proportionately with the consolidation ratio.  (For example, you would expect the price of our common stock to triple if the Company did a 3 to 1 consolidation of our common stock).  In the longer term, depending upon surrounding company, market and industry factors, a stock consolidation can have no effect, a positive effect or a negative effect on the value of the consolidated stock.

The Board believes it is necessary to seek to increase the market price of the common stock by means of the Consolidation for the following purposes:

Reduced Risk of the Nasdaq Capital Market Delisting. By potentially increasing the market price of the common stock, the Consolidation would reduce the risk that the common stock could be delisted from the Nasdaq Capital Market. The continued listing rules of the Nasdaq Capital Market require, among other things, that issuers maintain a minimum closing bid price of at least $1.00 per share.  On January 6, 2012, the Company received a letter from Nasdaq indicating that the bid price of the Company’s common stock for the last thirty consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 5550(a)(2).  The Company was provided an initial grace period of 180 calendar days, or until July 5, 2012. At the close of the grace period, the Company had not regained compliance with the $1.00 per share minimum bid requirement but did quality for an additional 180 calendar extension until January 2, 2013, to regain compliance.   If at any time before January 2, 2013, the closing bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days (subject to increase to 20 consecutive business days in Nasdaq’s discretion), the Company will be in compliance with the minimum bid price provisions Nasdaq Marketplace Rule 5550(a)(2).  If compliance with the minimum bid price rule is not demonstrated by January 2, 2013, Nasdaq will provide written notification that the Company’s will be delisted, subject to the Company’s right to appeal.  Following any such delisting, the common stock could be traded on the over-the-counter bulletin board network; however, the change of the Company’s listing to the over-the-counter bulletin board network would likely harm the market price and liquidity of the common stock.  Many brokers, investment advisors, institutional and other investors do not as a matter of policy recommend or invest in stock quoted on the over-the-counter bulletin board.  As a result, a transfer to this market could seriously impair the liquidity of the common stock and limit the Company’s potential to raise future capital through the sale of common stock, which could materially harm its business.

Increase in Eligible Investors. The Consolidation would allow a broader range of brokers, investment advisers, institutional and other investors to invest in the common stock.  Because of the trading volatility often associated with low-priced stocks, many brokers, investment advisers, institutional and other investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers, or their clients.

Increased Analyst, Adviser and Broker Interest. The Consolidation could increase analyst and broker interest in the common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many investment banks, investment advisers and brokerage houses have adopted internal policies and practices that either prohibit or discourage them from following low-priced stocks or recommending low-priced stocks to their customers.

Determination of Consolidation Ratio

The Board’s selection of the specific consolidation ratio will be based primarily on the price level of our common stock at that time and the expected stability of that price level. We expect that the primary focus of the Board in determining the consolidation ratio will be to select a ratio that it believes is likely to result in increased marketability and liquidity of our common stock and to encourage interest and trading in our common stock. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying into companies whose stock is less than $5 per share, and in some cases, $10 per share, and many brokers tend to be discouraged from recommending low-priced stocks to their customers.

In addition, in selecting the specific consolidation ratio, the Board will be mindful of the listing requirements of the Nasdaq Capital Market Capital Market that require, among other things, that issuers maintain a minimum closing bid price of at least $1.00 per share.  On January 6, 2012, the Company received a letter from Nasdaq indicating that the bid price of the Company’s common stock for the last thirty consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 5550(a)(2).  The Company was provided an initial grace period of 180 calendar days, or until July 5, 2012. At the close of the grace period, the Company had not regained compliance with the $1.00 per share minimum bid requirement but did quality for an additional 180 calendar extension until January 2, 2013, to regain compliance.   If at any time before January 2, 2013, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days (subject to increase to 20 consecutive business days in Nasdaq’s discretion), the Company will be in compliance with the minimum bid price provisions Nasdaq Marketplace Rule 5550(a)(2).  If compliance with the minimum bid price rule is not demonstrated by January 2, 2013, Nasdaq will provide written notification that the Company’s will be delisted, subject to the Company’s right to appeal.  The Board expects to select a consolidation ratio that causes the immediate post consolidation market price for the common stock to be well above $1.00 per share.

The Board will also consider whether investors and certain other parties, such as our customers, would expect our stock price to be in line with other major widely held companies, including our competitors. We expect that the Board will consider the recent volatility of our common stock and will take this into account in determining a consolidation ratio, so that even if our stock price remains volatile, it would have a chance at remaining at a price at which the Board feels our stock is attractive to investors, and therefore the Board will, in consultation with its advisors, consider: the recent market prices and trading history of our common stock; the outlook for the market price of our common stock, and the marketability of our common stock, or common stock linked instruments, in any potential equity financing, and the price of our common stock following any such financing.

Reducing the number of outstanding shares of common stock through the Consolidation is intended, absent other factors, to increase the market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Consolidation, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Consolidation or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Consolidation will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Consolidation.

Effects of the Consolidation

Reduction in Number of Outstanding Shares.  If the Company receives the required shareholder approval of the Consolidation Resolution, the Board will have the sole authority to elect, at any time prior to December 31, 2012: (1) whether or not to amend the Certificate to effect the Consolidation, and (2) if so, the number of whole shares of common stock between and including three and ten which will be combined into one share of common stock.  Any fractional share that remains after all shares beneficially held by a holder of the common stock have been consolidated will be rounded up to a whole share of common stock.  Based on 69,537,911 outstanding shares of common stock, par value $0.001, at September 15, 2012, and ignoring the effects of rounding of fraction shares, the number of outstanding shares following the Consolidation would be as follows:

Number of shares of common stock which will be combined into one share of common stock	Number of outstanding shares of common stock following the Consolidation
3	23,150,829
4	17,363,122
5	13,890,497
6	11,575,415
7	9,921,783
8	8,681,561
9	7,716,943
10	6,945,249

The number of authorized shares of common stock would remain at 200,000,000 shares, and the par value of the common stock would remain unchanged at $0.001 par value per share, following the Consolidation.

After the effective date of the proposed Consolidation, each shareholder will own fewer shares of common stock. However, the proposed Consolidation will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the consolidation results in rounding up to a whole share for any shareholders owning  fractional shares.  Proportionate voting rights and other rights of the holders of the Company’s common stock will not be affected by the proposed Consolidation (other than as a result of the rounding up of fractional shares).  For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Consolidation would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Consolidation.  However, if the Consolidation is implemented, it will increase the number of shareholders of the Company who own “odd lots” of fewer than 100 shares of the Company’s common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Reducing the number of outstanding shares of common stock through the Consolidation is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the Consolidation, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Consolidation or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Consolidation will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Consolidation.

Change in Number and Exercise Price of Employee and Director Equity Awards. The proposed Consolidation will reduce the number of shares of common stock available for future issuance under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) in proportion to the consolidation ratio determined by the Board within the limits set forth in the Consolidation Resolution.  Under the terms of the Company’s outstanding equity awards under the Company’s 1998 Stock Option Plan (the “1998 Plan”) and the 2005 Plan, the Consolidation would cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the consolidation ratio and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options.  The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded up to the nearest whole share and no cash payment will be made in respect of such rounding.

Regulatory Effects. The Company’s common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Consolidation will not affect the registration of the common stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the Securities and Exchange Commission. If the proposed Consolidation is implemented, the Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “ALTI” assuming the Company maintains compliance with its listing requirements (although the Nasdaq Capital Market would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the consolidation has occurred).

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed Consolidation, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Proposed Consolidation May Not Increase the Company’s Stock Price over the Long-Term, Which Would Prevent the Company From Realizing Some of the Anticipated Benefits of the Consolidation. The Board expects that a Consolidation of the common stock will increase the market price of the common stock so that the Company is able to maintain compliance with the Nasdaq Capital Market minimum bid price listing standard and otherwise to attract a greater number of investors and increase analyst and other recommendations. However, the effect of a consolidation upon the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the Consolidation will not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Consolidation, and there can be no assurance that the market price per share of the common stock after the Consolidation will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the Company’s common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s future performance. In addition, although the Company currently satisfies all other current standards for continued listing on the Nasdaq Capital Market Capital Market, there can be no assurance that it will not be delisted due to a failure to meet other continued listing requirements, even if the market price per share of the Company’s common stock after the Consolidation remains in excess of $1.00.

The Proposed Consolidation May Decrease the Liquidity of the Company’s Stock. The liquidity of the common stock may be harmed by the proposed Consolidation given the reduced number of shares that would be outstanding after the Consolidation, particularly if the stock price does not increase as a result of the Consolidation.

Board Discretion to Implement the Consolidation

The Board reserves its right not to effect the Consolidation if it determines, in its sole discretion, that the Consolidation is no longer in the best interests of the Company and its shareholders.

If the Board does not implement the Consolidation prior to December 31, 2012, shareholder approval would be required again prior to implementing any Consolidation.

Amendment Effective Time

If approved by the shareholders, the Consolidation will become effective at such time on or before December 31, 2012 as determined by the Board in its discretion upon filing the amendment to the Certificate effecting the Consolidation with the Delaware Secretary of State.  Shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with the consolidation ratio determined by the Board within the limits set forth in the Consolidation Resolution.

Shareholders’ Equity

 Following the effectiveness of the Consolidation, the stated capital on the Company’s balance sheet attributable to the common stock will not be impacted by the Consolidation.   Per share net income or loss will be increased because there will be fewer shares of the common stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Consolidation.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers, directors and 5% stockholders have an interest in Proposal No. 3 as a result of their ownership of common stock and stock options of the Company, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, the Company does not believe that its officers, directors or 5% stockholders have interests in the Consolidation that are different from or greater than those of any other shareholder of the Company.

Fractional Shares

The Company does not intend to issue fractional shares in connection with the Consolidation. Shareholders, who own  shares of common stock prior to effective time of the Consolidation and who otherwise would hold fractional shares because the number of shares of common stock they held before the Consolidation would not be evenly divisible based on the Consolidation ratio, will be entitled to round up such fractional shares to a full share.

Exchange of Stock Certificates

If the Consolidation is effected, shareholders holding certificated shares will be required to exchange their stock certificates for new stock certificates (“New Stock Certificates”) reflecting the appropriate number of shares resulting from the Consolidation.  Shareholders of record on the effective date of the Consolidation will be furnished the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company’s transfer agent, Registrar and Transfer Company.  Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Consolidation, the transfer agent will send a letter of transmittal to each shareholder advising such holder of the procedure for surrendering certificates representing the number of shares of the Company’s common stock prior to the Consolidation (“Old Stock Certificates”) in exchange for New Stock Certificates reflecting the number of shares of the Company’s common stock resulting from the Consolidation.

You should not send your Old Stock Certificates now. You should send them only after you receive the letter of transmittal from the Company’s transfer agent.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued a New Stock Certificate registered in the name of such person. Any Old Stock Certificate bearing a restrictive legend will be exchanged for a New Stock Certificate bearing the same legend, if any, restricting the transfer of such shares that were borne by the surrendered Old Stock Certificates held prior to the Consolidation.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the effective time of the Consolidation to represent the number of full shares of the Company’s common stock resulting from the Consolidation. Until they have surrendered their Old Stock Certificates for exchange, shareholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any shareholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to a New Stock Certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

If any New Stock Certificates are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the Company any applicable transfer taxes or establish to the Company’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer. In all other cases, no service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate solely in connection with an exchange of Old Stock Certificates for New Stock Certificates.

Shareholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent and, for beneficial owners, by their brokers or banks which hold in “street name” for their benefit, as the case may be to give effect to the Consolidation.

Material U.S. Federal Income Tax Consequences of the Consolidation

The following discussion is a summary of certain material U.S. federal income tax consequences of the Consolidation to the Company and to holders of the common stock that hold such stock as a capital asset for U.S. federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons (“U.S. Holders”) and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, holders that are partnerships or other pass-through entities for U.S. federal income tax purposes, holders whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, holders subject to the alternative minimum tax, holders who hold the Company’s common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Company’s common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

As used in this summary, a “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes: (i) a citizen or resident of the U.S.; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof, or the District of Columbia; (iii) an estate the income of which is taxable in the U.S. regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.   If a partnership (including for this purpose any other entity, either organized within or without the U.S., that is treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner as a beneficial owner of the shares generally will depend upon the status of the partner and the activities of the partnership.

The Company has not sought, and will not seek, a ruling from the U.S. Internal Revenue Service regarding the U.S. federal income tax consequences of the Consolidation. The following summary does not address the tax consequences of the Consolidation under foreign, state, or local tax laws. Accordingly, each holder of the Company’s common stock should consult his, her or its tax advisor with respect to the particular tax consequences of the Consolidation to such holder.

The U.S. federal income tax consequences for a holder of the common stock and for the Company pursuant to the Consolidation for a U.S. Holder will be as follows:

●
U.S. Holders will not recognize any gain or loss for U.S. federal income tax purposes from their disposition or receipt of common stock in the Consolidation, including the round up of fractional shares pursuant to the Consolidation;

●
Each U.S. Holder’s aggregate tax basis in the common stock received pursuant to the Consolidation, including any rounding up of fractional shares, will be equal to the aggregate tax basis of such holder’s shares of common stock surrendered in exchange therefore;

●
Each U.S. Holder’s holding period for the common stock received pursuant to the Consolidation, including any rounding up of fractional shares, will include such holder’s holding period for the shares of common stock surrendered in exchange therefore;

●	The Company will not recognize gain or loss solely as a result of the Consolidation.

Required Vote

Approval of Proposal No. 3 requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon on the Consolidation Resolution.

Abstentions and broker non-votes will have the effect of being considered as votes cast against Proposal No. 3.

THE BOARD RECOMMENDS A VOTE “FOR” THE CONSOLIDATION RESOLUTION.

PROPOSAL NO. 4 – REMOVAL OF RESTRICTIVE COVENANT FROM 2011 FINANCING

Introduction

On March 28, 2011, the Company entered into the Purchase Agreement  relating to sale and issuance to the Investors of up to 3,600,000 shares of common stock and warrants to purchase at an exercise price of $2.56 per share up to an aggregate of 1,800,000 shares of common stock.  The issuance of shares and warrants under the Purchase Agreement closed on March 30, 2012. Additionally, because the Canon Transaction did not close by July 17, 2011, a purchase price adjustment was triggered, and the Company issued an additional 1,800,000 share of common stock to the Investors in July 2011.  We refer to the sale of shares and warrants pursuant to the Purchase Agreement as the “March 2011 Financing.”

The Purchase Agreement includes a restrictive covenant precludes the Company from issuing any new shares of common stock at an effective price per share of less than $2.23 until the earlier to occur of March 30, 2013 and the date that we obtain shareholder approval for the March 2011 Financing.  We believe that we may require additional capital to fund our operations or capital projects prior to March 30, 2013, for which we may need to issue new shares of common stock at prices below $2.23.  For this reason, we are seeking shareholder approval of the March 2011 Financing.

The importance of shareholder approval to the Investors, and the reason the Investors agreed that the restrictive covenant related to the issuance of shares below $2.23 would lapse upon receipt of shareholder approval arises from the requirements of Nasdaq Marketplace 5635(d), which  requires shareholder approval for private placements of common stock (or securities convertible into common stock, such as the warrants) at a price less than the greater of book or market value, which placement equals 20% or more of the common stock outstanding prior to such issuance.  The shares of common stock issued at closing and as a result of the delayed closing of the Canon Transaction were issued at a discount from the $2.23 pre-pricing closing market price and represented 19.9% of the pre-pricing closing outstanding common stock.  The warrants were excluded from the 20% calculation because the initial exercise price $2.56 per share is above the relevant market price.  In addition, although the warrant includes antidilution provisions under which the exercise price of the warrants will be reduced to match any subsequent lower price at which the Company issues common stock, a provision in the warrants prohibits the exercise price from falling below $2.23 per share, unless the March 2011 Financing is submitted to, and approved by, the shareholders of the Company.  Accordingly, if the shareholders approve the March 2011 Financing, not only will the restrictions on sales of common stock by the Company at an exercise price of less than $2.23 lapse, but the floor limiting the antidilution provision in the warrants will be eliminated.

In order to manage its cash flow and invest in potential project in the United States and China, we believe that Company needs the option of raising additional capital prior to March 30, 2013.  Accordingly, despite the benefit the investors will receive from such shareholder approval, the Board of Directors recommends approval of the March 2011 Financing.

Description of Purchase Agreement

Pursuant to the Purchase Agreement, we issued 3,600,000 shares of our common stock and warrants to purchase up to 1,800,000 shares of common stock at an exercise price per share of $2.56 at closing on March 30, 2011.  Each warrant is exercisable during the period beginning six months after the date of original issuance and ending five years from the date such warrant become exercisable.  The terms and conditions of the Purchase Agreement also included, without limitation, the following terms of purchase:

Adjustment Shares.  The Purchase Agreement provides that, if the Canon Transaction did not close by July 17, 2011, we were required to issue an additional number of shares of common stock, as an adjustment, to the Investors without any further consideration.  With regard to each Investor, the number of adjustment shares was equal to: (i) the quotient of (A) the aggregate purchase price paid by the Investor for the units at Purchase Agreement closing divided by (B) 85% of the volume weighted average price per share of common stock during the ten trading days beginning on the earlier to occur of July 17, 2011 or the public announcement of the termination of, or adverse amendment to, the Share Subscription Agreement (ii) minus the number of units subscribed for and purchased in the offering.  The maximum number of adjustment shares issuable to each Investor was the Investor’s pro rata portion of 1,800,000 shares of common stock.  Because the Canon Transaction did not close by July 17, 2011, we issued an additional 1,800,000 shares of common stock to the Investors in July 2011.

Representations and Warranties.  The Purchase Agreement contains representations and warranties by us to purchasers, and certain representations and warranties by purchasers to us, as are standard in transactions similar to the offering described herein.

Use of Proceeds.  Except as otherwise provided for in the Purchase Agreement, we agreed to use the net proceeds from the sale of the Units for working capital purposes and are prohibited from using such proceeds: (a) for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), (b) for the redemption of any of our securities, (c) for the settlement of any outstanding litigation or (d) in violation of the Foreign Corrupt Practices Act or the Office of Foreign Assets Control regulations.

Indemnification of Purchasers.  In accordance with the terms of each Purchase Agreement, we agreed to indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such person may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by us in the Purchase Agreement or in the other transaction documents or (b) any action instituted against such person in any capacity by any of our shareholders with respect to any of the offering.

Participation in Future Financing.  In accordance with the provisions of each Purchase Agreement, the Investors had the right, until the 15 month anniversary of the closing date, to participate in any issuance by us or our subsidiaries of shares of common stock or other securities related to our common stock, excluding exempt issuances or registered public offerings, in an amount equal to the purchaser’s pro rata share of the least of (i) 50% of the amount of the subsequent financing, (ii) the subscription amount of such purchaser in the offering and (iii) the amount of the subsequent financing remaining after the exercise, or waiver, of rights of first offer held by Al Yousuf LLC and by Canon.

Exempt issuances include the issuance of:

•           shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose,

•           securities upon the exercise or exchange of or conversion of any securities issued in the offering or outstanding on the date of the offering (provided such securities have not been amended since the date of the securities purchase agreement),

•           securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company, provided that any such issuance shall only be to an unaffiliated person which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with our business and shall provide us with additional benefits in addition to the investment of funds (but this exception does not include a transaction in which we are issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities or any securities issued in an otherwise strategic transaction to raise equity capital), or

•           securities issued to Canon pursuant to the Share Subscription Agreement and securities issued pursuant to any existing rights of first offer and similar rights (except that issuances for rights of first offer shall not be exempt issuances for purposes of the warrants).

Restrictions on Subsequent Equity Sales.  With exceptions for exempt issuances, we are prohibited from: (a) issuing any of our securities for a period of 100 days after closing of the transactions contemplated by the securities purchase agreement; (b) issuing any securities for an effective price per share less than $2.23 until the earlier of March 30, 2013 or the date that shareholder approval has been obtained, which shareholder approval we are seeking at this Meeting.

Exchanges and Issues.  We cannot: (i) effect an exchange of our securities pursuant to Section 3(a)(9) of the Securities Act (other than an employee stock option exchange conducted on an equivalent value basis or the conversion or exercise on a cashless basis of any common stock equivalents as long as any common stock equivalents outstanding on the closing date of the offering are not subsequently amended or modified after the closing date of the offering) or (ii) issue any of our securities pursuant to Section 3(a)(10) of the Securities Act, in each case until such time as no purchaser holds any of the warrants.

Description of Warrants

Exercisability. The warrants are exercisable beginning six months after the date of original issuance and at any time up to the date that is five years after such date. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the Warrant, except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Warrants, or an exemption from registration, is not available for the issuance or resale of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $2.56 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.  In addition, with exceptions for certain exempt issuances, including the Canon transaction and employee options, if we sell securities at a purchase price per share that is below the then existing exercise price of the warrants, the exercise price of the warrants will be reduced to be equal to the sale price in the triggering transaction.  Notwithstanding the foregoing, without shareholder approval, the exercise price per share of common stock purchasable upon exercise of the will not be adjusted to an amount less than $2.23.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a Warrant.  In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price of the Warrant.

Transferability.  Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the Warrants, unless the successor entity, as described in the Warrants, assumes the Warrants and delivers new warrants that are substantially similar.  If we enter into, or are a party to, a fundamental transaction pursuant to which our shareholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for shares of common stock, which we refer to as a fundamental transaction, a Warrant holder will have the right to receive, upon an exercise of the Warrant, consideration as if the holder had exercised its Warrant immediately prior to such fundamental transaction.  In the event of a fundamental transaction, at the request of a Warrant holder delivered before the 15th day after such fundamental transaction, we (or the successor entity) will purchase the Warrant by paying to the holder, cash in an amount equal to the Black-Scholes value, as described in the Warrant, of the remaining unexercised portion of the Warrant, provided that for the purposes of the redemption obligation described above, the Canon transaction shall not constitute a fundamental transaction.

Restrictions on Market-Based Convertible Securities and Rights.  We agree that, for so long as any warrants remain outstanding, we will not issue or sell any rights, warrants or options to subscribe for or purchase shares of common stock, or directly or indirectly convertible into or exchangeable for shares of common stock at a price which resets as a function of market price of the shares of common stock.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments.  Subject to the 61-day prior notice requirement with respect to certain ownership limitations, any term of the warrants may be amended or waived with our written consent and the written consent of the warrant holders.

Financial and Other Information

Certain financial information of the Company is included in our Annual Report delivered with this Proxy Statement, and certain other information relating thereto is incorporated into this Proxy Statement by reference, as set forth in “Incorporation by Reference” under the heading “OTHER MATTERS” below.

Vote Required and Recommendation of the Board

Approval of the March 2011 financing requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote in respect of the resolution.  Broker non-votes will not have the effect of being considered as votes cast against this proposal.  Abstentions will have the effect of being considered as votes cast against this proposal.

The Board recommends a vote to approve the March 2011 Financing in order to eliminate restrictive covenants on future financing transactions.

OTHER MATTERS

Proposals of Shareholders

Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the annual meeting of the shareholders to be held in 2013, but fails to notify the Company of such intention prior to September 9, 2013 (as such date may be updated by a disclosure in the Form 10-Q the Company), then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

In order to be included in the proxy statement and form of proxy relating to the Company’s annual meeting of shareholders to be held in 2013, proposals which shareholders intend to present at such annual meeting must be received by the Secretary of the Company, at the Company’s principal business office, 204 Edison Way, Reno, Nevada 89502, U.S.A. no later than June 21, 2013 (as such date may be updated by disclosure in a Form 10-Q of the Company).

In addition, pursuant to our bylaws, all shareholder proposals must be made by written notice, which notice must be received by the Company  no later than June 21, 2013, and no earlier than April 22, 2013; provided, that if the date of the annual meeting of shareholders to be held in 2013 is advanced or delayed by more than 30 days from the anniversary of the 2012 annual meeting, notice by shareholders regarding Board nominations must be received by the Company no later than the later of (i) the 120th day prior to the 2013 annual meeting or (ii) the 10th day following the day on which public announcement of the new meeting date is made, and no earlier than 180 days prior to the 2013 annual meeting.  The written notice must contain, with respect to each matter the shareholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (B) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

Our bylaws also require that shareholder nominations of persons for election to the Board must be made in accordance with the deadlines set forth in the preceding paragraph; provided, that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the 2012 annual meeting, a shareholder’s notice must be delivered to the Company not later than the 10th day following the day on which such public announcement is first made by the Company (which public announcement shall in no event be made less than 10 days prior to the then current year’s annual meeting).  A notice relating to the nomination of a director must contain the following information: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director and (ii) as to the shareholder  giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name, age, business address and residence address of each such person, (B) the principal occupation or employment of each such person, (C) the class and number of shares of stock of the Company which are owned beneficially and of record by each such person and (D) any other information relating to each such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provision thereto (including, without limitation, such nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected).

Undertakings

Unless the Company has received contrary instructions, the Company intends to deliver only one copy of this Proxy Statement and one copy of the Annual Report for the year ended December 31, 2011 to multiple shareholders sharing the same address.  Upon written or oral request, the Company will provide, without charge, an additional copy of such documents to each shareholder at a shared address to which a single copy of such documents was delivered.   Shareholders at shared addresses that are receiving a single copy of such documents but wish to receive multiple copies, and shareholders at shared addresses that are receiving multiple copies of such documents but wish to receive a single copy, should contact Stephen Huang, Chief Financial Officer, at 204 Edison Way, Reno, Nevada, 89502, U.S.A., or at the following telephone number:  (775) 858-3714.

Additional Information

A copy of this Proxy Statement has been filed with the SEC.  You may read and copy this Proxy Statement at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this Proxy Statement by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Altair Nanotechnologies, Inc., that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

Financial information is provided in the Company’s comparative financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2011.  Shareholders may contact Stephen Huang at P.O. Box 10630, Reno, Nevada 89510-0630, U.S.A (775) 858-3714, to request copies of the Company’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.  In addition shareholders may download copies of the Company’s proxy and latest annual report directly from its website at http:// www.cfpproxy.com/7149.

Incorporation by Reference

The Company is delivering with this Proxy Statement an Annual Report for the fiscal year ended December 31, 2011 (the “Annual Report”).  The following information from the Annual Report is incorporated into this Proxy Statement by reference: Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures About Market Risk”, “Financial Statements and Supplementary Data” and “Supplementary Quarterly Financial Information”.

Upon written or oral request, the Company will provide, without charge, to each person to whom a copy of this Proxy Statement has been delivered a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference).  Requests for such copies should be directed to:

Altair Nanotechnologies Inc.
Attn:  Stephen Huang, Chief Financial Officer
P.O. Box 10630
Reno, Nevada  89510-0630 U.S.A.
 (775) 858-3714

*     *     *     *     *     *     *     *     *

The contents and sending of this Proxy Statement have been approved by the directors of the Company.

Dated as of the 12th day of October 2012.

ALTAIR NANOTECHNOLOGIES INC.

/s/ Alexander Lee
Alexander Lee, Chief Executive Officer

Appendix A

SPECIAL RESOLUTION OF ALTAIR NANOTECHNOLOGIES INC.
AUTHORIZING BOARD OF DIRECTORS TO EFFECT CONSOLIDATION

NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

the Board of Directors of Altair Nanotechnologies Inc. (the “Company”) be authorized, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before December 31, 2012, a consolidation of the shares of common stock of the Company on the basis of a ratio within the range of one post-consolidation share of common stock for every two pre-consolidation shares of common stock to one post-consolidation share of common stock for every ten pre-consolidation shares of common stock (with any fractional share that remains after all shares beneficially held by a holder of the common stock have been consolidated being rounded up to a whole share of common stock), with the ratio to be selected and implemented by the Company’s Board of Directors in its sole discretion (the “Consolidation”), with the Board of Director’s authority to include, without limitation: the authority to cause the officers of the Company to prepare and file with the Delaware Secretary of State, a certificate of amendment to the Certificate of Incorporation, effecting the Consolidation.

 PROXY

Altair Nanotechnologies Inc.
Annual and Special Meeting of Shareholders
on November 28, 2012
This Proxy Is Solicited By The Board of Directors Of

Altair Nanotechnologies Inc.

The undersigned shareholder of Altair Nanotechnologies Inc. (the "Company") hereby nominates, constitutes and appoints Alexander Lee, Chief Executive Officer, or failing him, Stephen Huang, Chief Financial Officer, or instead of either of them, ___________________________, as nominee of the undersigned to attend and vote for and on behalf of the undersigned at the annual and special meeting of shareholders of the Company (the "Meeting") to be held on the 28th day of November 2012 and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment or adjournments thereof, and without limiting the generality of the power hereby conferred, the nominees are specifically directed to vote the shares represented by this proxy as indicated below.

This proxy also confers discretionary authority to vote in respect of any amendments or variations to the matters identified in the Notice of Meeting, matters incident to the conduct of the Meeting and any other matter which may properly come before the Meeting about which the Company did not have notice as of the date 45 days before the date on which the Company first mailed proxy material to shareholders and in such manner as such nominee in his judgement may determine.

A shareholder has the right to appoint a person to attend and act for him and on his behalf at the Meeting other than the persons designated in this form of proxy.  Such right may be exercised by filling the name of such person in the blank space provided or by completing another proper form of proxy and, in either case, depositing the proxy as instructed below.

To be valid, this proxy must be received by the transfer agent of the Company, Registrar and Transfer  Company at 10 Commerce Drive Cranford, NJ 070163, not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting or adjournment thereof, or delivered to the chairman on the day of the Meeting or adjournment thereof.

The nominees are directed to vote the shares represented by this proxy as follows:

(1)           ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected, unless earlier terminated in accordance with the bylaws of the Company (Proposal 1 in the Notice of Meeting):

☐ FOR	☐ WITHHOLD

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Yincang Wei	Liming (Albert) Zou	Hong Guo
Guohua Sun	Zhigang (Frank) Zhao
Jun (Eddie) Liu	Alexander Lee

(2)           PROPOSAL TO APPOINT AUDITORS, to appoint Crowe Horwath LLP as independent public accounting firm of the Company for the fiscal year ending December 31, 2012 and to authorize the Audit Committee of the Board to fix their remuneration (Proposal 2 in the Notice of Meeting):

☐ FOR	☐ WITHHOLD

(3)           THE CONSOLIDATION RESOLUTION attached as Appendix A to the Proxy Statement dated October 12, 2012 accompanying this Proxy, which authorizes the Board of Directors of the Company, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before December 31, 2012, a consolidation of the common stock of the Company on the basis of a ratio within the range of one post-consolidation share of common stock for every two pre-consolidation shares of common stock to one post-consolidation share of common stock for every ten pre-consolidation shares of common stock (with any fractional share that remains after all shares beneficially held by a holder of the common stock have been consolidated being rounded up to a whole share of common stock), with the ratio to be selected and implemented by the Company’s Board of Directors in its sole discretion, with the Board of Director’s authority to include, without limitation: the authority to cause the officers of the Company to prepare and file with the Delaware Secretary of State, a certificate of an amendment to the Certificate of Incorporation effecting the Consolidation.  (Proposal 3 in the Notice of Meeting):

☐ FOR	☐ AGAINST	☐ WITHHOLD

(4)  PROPOSAL TO APPROVE THE MARCH 2011 FINANCING in order to eliminate restrictive covenants on future financing transactions (Proposal 4 in the Notice of Meeting).

☐ FOR	☐ WITHHOLD

(5)            At the nominee's discretion upon any amendments or variations to matters specified in the notice of the Meeting, matters incident to the conduct of the Meeting, and upon any other matters as may properly come before the Meeting or any adjournments thereof about which the Company did not have notice as of the date 45 days before the date on which the Company first mailed proxy materials to shareholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED FOR AT THE MEETING AND, WHERE A SHAREHOLDER HAS SPECIFIED A CHOICE, WILL BE VOTED OR WITHHELD FROM VOTING ACCORDINGLY. UNLESS A SPECIFIC INSTRUCTION IS INDICATED, SAID SHARES WILL BE VOTED IN FAVOR OF THE ALL NOMINEES OF THE BOARD FOR DIRECT OR, IN FAVOR OF THE APPOINTMENT OF THE AUDITORS, IN FAVOR OF THE CONSOLIDATION RESOLUTION AND IN FAVOR OF APPROVAL OF THE MARCH 2011 FINANCING, ALL OF WHICH ARE SET FORTH IN THE PROXY STATEMENT, ACCOMPANYING THIS PROXY, WHICH IS INCORPORATED HEREIN BY REFERENCE AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy revokes and supersedes all proxies of earlier date.

DATED this          day of                                     , 2012.

PRINT NAME:

SIGNATURE:

NOTES:

1)           This proxy must be signed by the shareholder or the shareholder’s attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized.

2)           A person appointed as nominee to represent a shareholder need not be a shareholder of the Company.

3)           If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of the Company.

4)           Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on November 28, 2012. The Company’s Annual Report to Shareholders and Proxy Statement are available on the Internet at http:// www.cfpproxy.com/7149.